PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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EASTERN INSURANCE HOLDINGS, INC.

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April 17, 2008

Dear Fellow Shareholder:

We will hold our Annual Meeting of Shareholders on May 13, 2008, at our offices at 25 Race Avenue, Lancaster, Pennsylvania, at 4:30 p.m., Eastern Time, for the following purposes:

(1) To elect three Class III directors of Eastern Insurance Holdings, Inc., each to serve for a term of three years and until their successors shall have been duly elected and qualified;

(2) To approve the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan;

(3) To ratify the appointment by the audit committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2008; and

(4) Such other matters as may properly come before the meeting.

Shareholders of record at the close of business on March 31, 2008, are entitled to notice of, and to vote at, the meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, we urge you to complete, sign, date and return the enclosed proxy in the enclosed envelope. This will not prevent you from voting in person at the meeting but will assure that your vote is counted if you are unable to attend.

I look forward to seeing you at the annual meeting.

Respectfully yours,

Bruce M. Eckert Chief Executive Officer

25 Race Avenue • Lancaster, PA 17603

Eastern Insurance Holdings, Inc.

25 Race Avenue

Lancaster, Pennsylvania 17603

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 17, 2008

To the Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. will be held on May 13, 2008, at 4:30 p.m., Eastern Time, at our office at 25 Race Avenue, Lancaster, Pennsylvania, for the following purposes:

1. To elect three Class III directors of Eastern Insurance Holdings, Inc., each to serve for a term of three years and until their successors shall have been duly elected by the shareholders and qualified;

2. To approve the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan;

3. To ratify the appointment by the audit committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2008; and

4. Such other matters as may properly come before the meeting.

Shareholders of record at the close of business on March 31, 2008, are entitled to notice of, and to vote at, the meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, we urge you to complete, sign, date and return the enclosed proxy in the enclosed envelope. This will not prevent you from voting in person at the Meeting but will assure that your vote is counted if you are unable to attend.

This notice, the accompanying proxy statement and form of proxy are sent to you by order of the Board of Directors.

Scott C. Penwell Corporate Secretary

Lancaster, Pennsylvania

April 17, 2008

EASTERN INSURANCE HOLDINGS, INC.

PROXY STATEMENT

Annual Meeting of Shareholders

May 13, 2008

The Board of Directors (the “Board”) of Eastern Insurance Holdings, Inc. (“EIHI,” or the “Company”) is soliciting proxies for use at its 2008 annual meeting of shareholders to be held on May 13, 2008, and at any adjournment of the meeting (the “meeting”). This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about April 17, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At the meeting, shareholders will be asked to consider and vote on the following proposals:

•	To elect three Class III directors of the Company, each to serve for a term of three years and until their successors shall have been duly elected by the shareholders and qualified;

•	To approve the EIHI 2008 Agency Stock Purchase Plan;

•	To ratify the appointment by the audit committee of our Board of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2008; and

•	Such other matters as may properly come before the meeting.

Other business may be addressed at the meeting if properly presented. However, at this time, we are not aware of any other business to be presented. Our management will present a report on our performance during the 2007 fiscal year and the current fiscal year to-date, and respond to any questions from shareholders.

Who is entitled to vote at the meeting?

The Board has set March 31, 2008, as the record date for the meeting. If you were a shareholder of record at the close of business on March 31, 2008, you are entitled to vote at the meeting.

As of the record date,              shares of our common stock, without par value (the “common stock”), were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of                      votes are entitled to be cast at the meeting. There is no cumulative voting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust company or other nominee, then the broker, bank, trust company or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust company or other nominee how to vote their shares using the method described below.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present in person or by proxy in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy card by mail.

Abstentions and broker “non-votes” will be counted as present for purposes of determining a quorum. Brokers, banks, trust companies or other nominees are permitted to vote shares held by them on behalf of their “street name” customers on matters considered to be “routine” (such as the election of directors and the appointment of auditors), even though they have not received instructions from their customers. A broker “non-vote” occurs when a broker, bank, trust company or nominee has not received voting instructions from a street name holder and it does not have discretion to vote the shares of the street name holder because the matter is not considered “routine.”

As of the date of this proxy statement, the election of Class III nominees for director and the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2008, are considered “routine” matters, and, therefore, brokers, banks, trust companies or other nominees are permitted to vote on these matters even if no instructions are received from the beneficial owner. The proposal regarding the approval of the EIHI 2008 Agency Stock Purchase Plan is not considered a “routine” matter. Therefore, a broker, bank, trust company or other nominee may not vote the shares of a street name holder in favor of this proposal if it does not receive instructions from such street name holder.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card prior to the meeting.

If you hold your shares in “street name,” you must direct your broker, bank, trust company or other nominee to vote your shares. Your broker, bank, trust company or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing it how to vote your shares.

How do I vote if my shares are held in the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan?

If you hold any shares in the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan (ESOP shares), your completed proxy card will serve as voting instructions to the plan trustee. However, your voting instructions must be received by 5:00 p.m. on May     , 2008 in order to be voted at the meeting. In accordance with the terms of the plan, the trustee will vote shares allocated to participant accounts in accordance with the instructions submitted by plan participants at least five days prior to the meeting. The trustee will vote all unallocated ESOP shares, and the allocated shares of participants who fail to timely give voting instructions, in the same proportion as the allocated shares for which timely instructions were received from participants.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card you receive.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust company or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our Employee Stock Ownership Plan, you may submit a proxy vote as described above, but you may not vote your Employee Stock Ownership Plan shares in person at the meeting.

What vote is required for the election of directors or for the other proposals to be approved?

Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means the nominees receiving the largest number of votes cast “FOR” are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is three. Accordingly, the three nominees who receive the highest number of votes cast at the meeting will be elected as Class III directors.

The affirmative vote of a majority of all votes cast at the meeting is required for the approval of each other proposal properly presented at the meeting.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election as a director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the EIHI 2008 Agency Stock Purchase Plan, and the proposal to ratify PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2008.

If you submit your proxy but “ABSTAIN” or “WITHHOLD” authority to vote on one or more proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum.

Because directors are elected by a plurality of votes cast at the meeting, if you “WITHHOLD” authority to vote with respect to any nominee for election as a Class III director, this will have no effect on the election of the nominee, unless there are more than three nominees, in which case, withholding authority to vote with respect to a nominee would have the same effect as a vote against the nominee. Because all other proposals properly presented at the meeting require the affirmative vote of a majority of all votes cast at the meeting, if you “ABSTAIN” from voting on such a proposal, your abstention will not be counted as a vote cast at the meeting, and therefore, will have no effect on that proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, bank, trust company or other nominee, the nominee generally has authority to vote your shares on “routine” matters as described above. The proposal to elect directors and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor are deemed “routine,” which means that the nominee may vote your shares on these matters if you do not timely provide instructions for voting your shares. The proposal to approve the EIHI 2008 Agency Stock Purchase Plan is not considered “routine”, which means the nominee may not vote your shares on this matter if you do not timely provide instructions for voting your shares. Shares that constitute broker non-votes may be counted as present at the meeting for the purpose of determining a quorum, but with respect to all “non-routine” proposals, will not be counted as a vote cast at the meeting, and therefore, will have no effect on that proposal.

Who will count the votes?

Our counsel will tabulate votes and act as the independent inspector of election.

How does the Board recommend that I vote?

You will be asked to consider and vote on the following proposals submitted on behalf of the Board:

•	Election of three Class III directors: Robert M. McAlaine; Scott C. Penwell; and Charles H. Vetterlein, Jr.;

•	Approval of the EIHI 2008 Agency Stock Purchase Plan; and

•	Ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2008.

Your Board recommends that you vote “FOR” each of the nominees to the Board, “FOR” the approval of the 2008 Agency Stock Purchase Plan, and “FOR” the ratification of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2008.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	“FOR” all of the nominees for Class III director;

•	“FOR” the approval of the 2008 Agency Stock Purchase Plan; and

•	“FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2008.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy or by voting in person at the meeting. To request an additional proxy card, or if you have any questions about the meeting or how to vote or revoke your proxy, you should contact Kevin M. Shook, our Chief Financial Officer, at (717) 735-1660.

If you hold your shares in street name, contact your broker, bank, trust company or other nominee regarding how to instruct your nominee to revoke your proxy and change your vote.

If you are a participant in our Employee Stock Ownership Plan, you may revoke your proxy and change your vote as described above, but only until 5:00 p.m. on May    , 2008.

How can I attend the meeting?

Attendance at the meeting will be limited to shareholders of record as of March 31, 2008, the record date, their authorized representatives and guests of the Company.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trust companies or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries or fees, if any.

Can I receive future proxy statements and annual reports electronically instead of receiving paper copies through the mail?

No. We do not offer electronic delivery of these documents at this time, but we may offer this service in the future.

AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 13, 2008: This Proxy Statement and the 2007 Annual Report to Shareholders are available at http://www.easterninsuranceholdings.com under the “SEC Filings” tab located under the “Investor Relations” page.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding persons or entities known to our management to own of record or beneficially, as of the record date, 5% or more of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock
Northaven Management, Inc. and its affiliates, Paul R. Burke (1) Richard Brown 375 Park Avenue Suite 2709 New York, New York 10152	527,988	5.3%

Sterling Financial Trust Company, as trustee of the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan 101 North Pointe Boulevard Lancaster, PA 17601	749,933%

(1)	Mr. Burke is a principal of Northaven Management, Inc. and its affiliates and a director of EIHI. Affiliates of Northaven Management, Inc. include Northaven Partners, L.P., Northaven Partners II, L. P., Northaven Partners III, L. P., Northaven Offshore, Ltd. and Northaven Associates, LLC. Amount includes 8,522 shares of restricted stock granted to Mr. Burke, as a director of EIHI, on January 3, 2007, that vest ratably over a five year period but as to which Mr. Burke has voting control. Amount also includes 4,261 shares issuable pursuant to a vested option as part of an option for 21,304 shares granted to Mr. Burke, as a director of EIHI on January 3, 2007, that vests ratably over a five year period.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, including information regarding beneficial ownership of shares of our common stock outstanding as of the record date, for (i) our directors (which includes the three Class III nominees for election as directors), (ii) each of our named executive officers identified in the Summary Compensation Table, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, each EIHI director and each named executive officer holds sole voting and investment power over the shares listed as beneficially owned and the shares constitute less than 1% of the outstanding shares. Unless otherwise indicated in a footnote, shares are not pledged as security. In addition, footnotes indicate shares included in the table that are subject to options outstanding and vested under our stock option plans as of, or within 60 days after, the record date.

	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
Directors
Ronald L. King (1)		*
Robert M. McAlaine (2)
John O. Shirk (1)		*
W. Lloyd Snyder III (1)		*
Richard Stevens III (1)		*
Charles H. Vetterlein, Jr. (1)		*
Lawrence W. Bitner (1)(3)
Paul R. Burke (1)(4)
Bruce M. Eckert (5)
Scott C. Penwell (1)		*
James L. Zech (1)

Named Executive Officers
Michael L. Boguski (6)
Kevin M. Shook (7)		*
Robert A. Gilpin (8)		*
Suzanne M. Emmet (9)		*
All EIHI directors and executive officers as a group (15 persons)

*	Less than 1%
(1)	Includes 8,522 shares of restricted stock granted on January 3, 2007 that vest ratably over a five year period but as to which the director has voting control. Includes 4,261 shares issuable pursuant to a vested option as part of an option for 21,304 shares granted on January 3, 2007 that vests ratably over a five year period.
(2)	Includes 13,007 shares of restricted stock granted on January 3, 2007 that vest ratably over a five year period but as to which Mr. McAlaine has voting control. Includes 4,000 shares of common stock held in trusts for Mr. McAlaine’s daughter (2,000 shares) and son (2,000 shares), for which Mr. McAlaine and his wife are co-trustees. Includes 6,503 shares issuable pursuant to a vested option as part of an option for 32,516 shares granted on January 3, 2007 that vests ratably over a five year period.
(3)	Includes a warrant to acquire 306,099 shares of EIHI common stock.
(4)	Includes shares owned or controlled by Northaven Management, Inc. and its affiliates.
(5)	Includes 54,941 shares of restricted stock granted to Mr. Eckert on January 3, 2007 that vest ratably over a five year period but as to which the director has voting control. Includes 18,837 shares issuable pursuant to a vested option as part of an option for 94,185 shares granted to Mr. Eckert on January 3, 2007 that vests ratably over a five year period.

(6)	Includes 39,244 shares of restricted stock granted to Mr. Boguski on January 3, 2007 that vest ratably over a five year period but as to which the officer has voting control. Includes 16,482 shares issuable pursuant to a vested option as part of an option for 82,412 shares granted to Mr. Boguski on January 3, 2007 that vests ratably over a five year period.
(7)	Includes 25,116 shares of restricted stock granted to Mr. Shook on January 3, 2007 that vest ratably over a five year period but as to which the officer has voting control. Includes 11,773 shares issuable pursuant to a vested option as part of an option for 58,866 shares granted to Mr. Shook on January 3, 2007 that vests ratably over a five year period.
(8)	Includes 12,588 shares of restricted stock granted to Mr. Gilpin on January 3, 2007 that vest ratably over a five year period but as to which the officer has voting control. Includes 7,064 shares issuable pursuant to a vested option as part of an option for 35,319 shares granted to Mr. Gilpin on January 3, 2007 that vests ratably over a five year period.
(9)	Includes 9,419 shares of restricted stock granted to Ms. Emmet on January 3, 2007 that vest ratably over a five year period but as to which the officer has voting control. Includes 4,709 shares issuable pursuant to a vested option as part of an option for 23,546 shares granted to Ms. Emmet on January 3, 2007 that vests ratably over a five year period.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and any persons owning 10% or more of our common stock, to file in their personal capacities initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4 and annual statements of beneficial ownership with the Commission on Form 5. Persons filing such beneficial ownership statements are required by SEC regulation to furnish us with copies of all such statements filed with the Commission. The rules of the Commission regarding the filing of such statements require that “late filings” of such statements be disclosed in our proxy statement. Based solely on our review of Forms 3 and 4 and amendments thereto furnished to us during the 2007 fiscal year and Forms 5 and amendments thereto furnished to us with respect to the 2007 fiscal year, we believe that all such statements were timely filed in 2007.

ELECTION OF DIRECTORS

General Matters

Our articles of incorporation provide that the number of directors shall consist of not less than five nor more than 15 members, as fixed by the Board from time to time. The Board currently consists of 11 directors.

The articles of incorporation also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible.

The current members and Class composition of the Board are set forth in the following table:

Class I (to serve until 2009)	Class II (to serve until 2010)	Class III (to serve until 2008)
Paul R. Burke	Lawrence W. Bitner	Robert M. McAlaine
Ronald L. King	Bruce M. Eckert	Scott C. Penwell
Richard Stevens III	John O. Shirk	Charles H. Vetterlein, Jr.
	W. Lloyd Snyder III	James L. Zech

Mr. James L. Zech, a Class III director, will retire as a director at the meeting. Upon Mr. Zech’s retirement, the size of the Board will be reduced from eleven to ten members by reducing the size of Class III from four to three members.

Nominees for Election as Class III Directors—Terms Expiring in 2011

Based on the recommendation of the nominating/governance committee, the Board of Directors has nominated (with each director abstaining as to his own nomination) Robert M. McAlaine, Scott C. Penwell, and Charles H. Vetterlein, Jr. for election as Class III directors of the Company with terms expiring at the 2011 annual meeting of shareholders. Each of the nominees has consented to being named in this Proxy Statement and to serve if duly elected by the shareholders. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board. We, however, have no present reason to believe that any Class III nominee will be unable to serve as a director, if elected.

The three nominees who receive the highest number of votes cast at the meeting will be elected Class III directors. Shares represented by properly delivered proxies, unless indicated otherwise, will be voted “FOR” the election of the three nominees named above as Class III nominees with terms expiring at the 2011 annual meeting of shareholders. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by voting his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

Independence of Directors and Certain Relationships

Pursuant to the applicable rules of the Nasdaq Global Market, our Board must consist of at least a majority of independent directors who meet the criteria for independence required by the Nasdaq Global Market and all other applicable legal requirements. Except for Mr. Eckert, all of our directors are non-employee directors. As described below, the Board has affirmatively determined that all non-employee directors, other than Mr. Bitner, are independent directors within the meaning of the Nasdaq Global Market rules.

Through an annual questionnaire process, the Board, with the assistance of outside counsel, conducts an annual evaluation of director independence under the Nasdaq Global Market rules and, with respect to directors serving on the audit committee, applicable SEC rules and regulations. In connection with this process, the Board evaluated commercial, charitable, consulting, social, familial or other relationships between each director or immediate family member and their related interests, on one hand, and EIHI and its affiliates on the other, including those relationships described under “Additional Information Regarding Directors and Officers.” As a result of these evaluations, the Board determined that each of our non-management directors, other than Mr. Bitner, is independent under the applicable Nasdaq Global Market rules and regulations. Mr. Bitner is an investor in Alliance Impairment Management, Inc., which provides claims administration services to certain of our insurance company subsidiaries. The details of this relationship are more fully described in the Section entitled “Related Party Transactions and Policies and Procedures.”

Committees of the Board

Our Board has established various committees, including an audit committee, a compensation/human resources committee, an executive committee, a finance/investment committee, an acquisition committee and a nominating/governance committee. These committees will operate in accordance with written charters, which are reviewed on an annual basis by each committee.

Audit Committee

Members:	Paul R. Burke, Chairman
W. Lloyd Snyder III
Richard Stevens III

Our Board has determined that each member of the audit committee is independent in the judgment of the Board and as defined by the regulations of the Nasdaq Global Market and the SEC’s rules and regulation.

Mr. Burke has been designated the audit committee financial expert. The committee is responsible, among other things, for the appointment, compensation, oversight, and termination of our independent auditors and the approval of non audit services proposed to be performed. The committee also assists the Board in providing oversight over the integrity of our financial statements, internal controls and our compliance with applicable legal and regulatory requirements. The audit committee meets at least quarterly and at each quarterly meeting meets with the independent auditors in an executive session without management present.

Our audit committee met ten times in 2007.

The audit committee is governed by a written charter which complies with the requirements of the Nasdaq Global Market’s listing standards and SEC rules and regulations. A copy of the audit committee’s charter is posted, in full text, on our website at http://www.easterninsuranceholdings.com under the tab “Investor Relations.”

Nominating/Governance Committee

Members:	John O. Shirk, Chairman
Paul R. Burke
Ronald L. King
Charles H. Vetterlein, Jr.

Our Board has determined that each member of the nominating/governance committee is independent in the judgment of the Board and as defined by the regulations of the Nasdaq Global Market. The committee is responsible for nominating individuals to stand for election as directors at the Annual Meeting of Shareholders, assisting the Board in the event of any vacancy on the Board by identifying and recommending to the Board qualified individuals to fill such vacancy, and recommending to the Board, on an annual basis, nominees for each Board committee. The nominating/governance committee will consider nominees recommended by shareholders and, in considering such candidates, the committee will apply the same criteria it applies in connection with committee-recommended candidates. Shareholders may nominate persons for election as directors in accordance with the procedures set forth in Section 1.3 of our bylaws. Notification of such nomination, containing the required information, must be mailed to the Chairman of the Board not less than 90 days or more than 120 days prior to any meeting of shareholders called for the election of directors.

The nominating/governance committee met one time in 2007.

The nominating/governance committee is governed by a written charter which complies with the requirements of the Nasdaq Global Market’s listing standards. A copy of the nominating/governance committee’s charter is posted, in full text, on our website at http://www.easterninsuranceholdings.com under the tab “Investor Relations.”

Compensation/Human Resources Committee

Members:	James L. Zech, Chairman
Ronald L. King
Richard Stevens III
Charles H. Vetterlein, Jr.

Our Board has determined that each member of the compensation/human resources committee is independent in the judgment of the Board and as defined by the regulations of The Nasdaq Global Market. For a more detailed description of the compensation/human resources committee, see “The Compensation/Human Resources Committee” on page 13.

The compensation/human resources committee met four times in 2007.

The compensation/human resources committee is governed by a written charter. A copy of the compensation/human resources committee’s charter is posted, in full text, on our website at http://www.easterninsuranceholdings.com under the tab “Investor Relations.”

The Executive Committee

Members:	Robert M. McAlaine, Chairman
Lawrence W. Bitner
Bruce M. Eckert
John O. Shirk

The executive committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special board meeting. In addition, from time to time, the executive committee may be asked to study strategic issues in greater depth than may be practical for the Board as a whole.

The executive committee met five times in 2007.

The Finance/Investment Committee

Members:	W. Lloyd Snyder III, Chairman
Robert M. McAlaine
Scott C. Penwell
James L. Zech

The finance/investment committee is responsible for overseeing our investment portfolio and policy and monitoring interest rates, liquidity and market risk.

The finance/investment committee met four times in 2007.

The Acquisition Committee

Members:	Robert M. McAlaine, Chairman
Bruce M. Eckert
Paul R. Burke Scott C.
Penwell John O. Shirk
W. Lloyd Snyder III

A key element of our strategic plan is to deploy the capital raised in connection with our initial public offering by making prudent acquisitions. To that end, the Board has formed a committee whose function is to assist management in the evaluation of acquisition opportunities.

The acquisition committee met seven times in 2007.

Nominating/Governance Committee Process for the Selection of Nominee Candidates

As part of its first meeting after completion of our initial public offering, the nominating/governance committee determined that it would develop written criteria that candidates for nomination to the Board should meet. At present, the nominating/governance committee evaluates candidates for nomination to the Board in the context of the needs of the Board, whether the nominee’s skills are complementary to the existing Board members’ skills, and assesses any material relationships with the Company or third parties that might adversely affect independence and objectivity, as well as such other criteria as the nominating/governance committee determines to be relevant at the time. The nominating/governance committee and our Chief Executive Officer will interview candidates that meet the criteria, and the nominating/governance committee will recommend to the Board nominees that best suit the Board’s needs. The nominating/governance committee may from time to time hire an independent search firm to help identify and facilitate the nominating/governance committee and interview process of director nominees.

The nominating/governance committee considers nominees recommended by shareholders that are made in accordance with the procedures set forth in our bylaws. Our bylaws provide that any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board by giving proper notice of the nomination in writing, delivered or mailed by first-Class United States mail, postage prepaid, to the Secretary of EIHI not less than 90 days nor more than 120 days prior to such annual meeting. Potential nominees recommended by shareholders who comply with these procedures receive the same consideration that the nominating/governance committee’s nominees receive.

Attendance of Meetings

The Board met a total of four times in 2007, and each director attended at least 75% of the total number of meetings of the Board and its committees on which the director served during 2007 based on the number of such meetings held during the period for which each person served as a director or on a committee. Each time there was a regularly scheduled Board meeting in 2007, our non-employee members of the Board also met without management present with our Chairman, Mr. Robert M. McAlaine, acting as presiding director at such meetings. The Board plans to meet in executive sessions without management at least two times in 2008, with Mr. McAlaine presiding over such meetings.

DIRECTORS OF EASTERN INSURANCE HOLDINGS, INC.

The principal occupation and business experience during the last five years of, and other information with respect to, each of our 11 directors is below. Ages are as of March 31, 2008. Except as otherwise indicated, none of the corporations or organizations listed below are a parent, subsidiary or other affiliate of EIHI.

Name	Age	Principal Occupation During the Past Five Years/Public Directorships	Year Term Expires	Director Since
Lawrence W. Bitner	59	President of Americana Program Underwriters, Inc., an independent insurance producer, since 1999.	2010	2005

Paul R. Burke	45	Co-founder of Northaven Management, Inc., a private investment firm focused on the financial services industry. Mr. Burke has served as an officer, a director and shareholder of Northaven Management, Inc. since 1995.	2009	2005

Bruce M. Eckert	64	Chief Executive Officer of EIHI since 2005. Chairman and Chief Executive Officer of Eastern Holding Company, Ltd., a predecessor of EIHI, and its subsidiaries since 1987.	2010	2005

Ronald L. King	63	Business consultant and Chairman Emeritus of Specialty Products & Insulation Co. (a building products distribution company) since 2004. Prior thereto, Mr. King was Chairman, President and Chief Executive Officer of Specialty Products & Insulation Co. from 1993 to 2004.	2009	2005

Robert M. McAlaine	70	Chairman of Educators Mutual Life Insurance Company, a predecessor of EIHI, since 2004, and a director since 1987. Prior thereto, Mr. McAlaine was Managing Partner of iNetVenture Partners, a technology consulting firm that he co-founded in 2000. From 1980 to 1999, Mr. McAlaine was Chairman, President and Chief Executive Officer of Namico, Inc., a manufacturer of institutional and industrial cleaning products.	2008	2005

Scott C. Penwell	55	Shareholder in the law firm of Stevens & Lee P.C. since 2004. Prior thereto, Mr. Penwell was a partner in the law firm of Duane Morris LLP from 1989 to 2003.	2008	2005

John O. Shirk	64	Partner in the law firm of Barley Snyder LLC since 1974. Director of Fulton Financial Corporation.	2010	2005

W. Lloyd Snyder III	64	Managing Director of Snyder & Company, an investment banking firm, since 1973. Chairman of Huff Paper Co., a redistributor of food service and janitorial products, since 1977.	2010	2005

Richard Stevens III	75	Founder and owner of rs3associates, a technology consulting firm, since 2001.	2009	2005

Charles H. Vetterlein, Jr.	47	President of Plymouth Meeting office of Hilb, Rogal and Hobbs, an insurance brokerage firm, since 1996.	2008	2005

James L. Zech	50	Partner in Northaven Management, Inc. since October 1, 2005. Prior thereto, Mr. Zech was President of High Ridge Capital, LLC, a private equity firm, since 1995.	2008	2005

THE COMPENSATION/HUMAN RESOURCES COMMITTEE

Committee Members and Independence

Ronald L. King, Richard Stevens III, Charles H. Vetterlein, Jr., and James L. Zech are the members of the Compensation/Human Resources Committee. Mr. Zech is the Committee chair. Each member of the Compensation/Human Resources Committee qualifies as an independent director under the regulations of The Nasdaq Stock Market and our standards of Board independence.

Authority and Responsibilities of Compensation/Human Resources Committee

The Compensation/Human Resources Committee operates under a written charter adopted by the Board. A copy of the charter is available online on our website at www.easterninsuranceholdings.com under “Investor Relations.” The authority and responsibilities of the Committee are:

•	to adopt and review an executive compensation philosophy that reflects our mission, vision, values, and long-term strategic objectives;

•	to administer our executive compensation programs in a manner that furthers our strategic goals and serves the interests of our shareholders;

•	to establish compensation-related performance objectives for executive officers that support our strategic goals;

•	to evaluate the job performance of the Chief Executive Officer in light of our goals and objectives;

•

to determine the total compensation levels of the senior executive officers (currently twelve officers) and to allocate total compensation among the various components pursuant to the executive compensation philosophy;

•	to administer our equity compensation and other incentive compensation plans;

•	to make recommendations to the Board regarding equity-based and incentive compensation plans; and

•	to recommend to the Board the compensation arrangements with respect to our non-employee directors.

Compensation/Human Resources Committee Process

Since becoming a public company in June 2006, the Compensation/Human Resources Committee has met twice in 2006 and four times in 2007. The Committee intends to meet as often as necessary, and at least once annually in an executive session without management present, to perform its duties and responsibilities. Mr. Zech works with the Chief Executive Officer and the Chief Financial Officer to establish each meeting agenda.

The Committee receives and reviews materials in advance of each meeting. The material includes information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested. Depending on the agenda for a specific meeting, the materials may include:

•	financial reports on year to date performance versus budget and comparison to prior year performance;

•	calculations and reports on levels of achievement of individual and corporate performance objectives;

•	reports on our strategic objectives and budget for future periods;

•	reports on both current and past performance versus a peer group of companies;

•	information with respect to equity compensation awards;

•	estimated value of equity awards (using a Black-Scholes evaluation methodology);

•

tally sheets setting forth the total compensation of the named officers which includes, base salary, cash incentives, equity awards, perquisites, and other compensation as well as amounts payable to the executives upon voluntary or involuntary termination, or following a change in control; and

•	proposed proxy statement or other shareholder disclosure, including Compensation Discussion and Analysis.

Management’s Role in the Compensation Process

Management plays an important role in the compensation process. The most significant aspects of management’s role are:

•	evaluating employee performance;

•	establishing business performance targets and objectives; and

•	recommending salary levels, and equity and incentive awards.

We expect our Chief Executive Officer to participate in Committee meetings, if the Committee requests, to provide:

•	background information regarding our strategic goals;

•	evaluation of the performance of our senior executive officers; and

•	compensation recommendations for our senior executive officers (other than himself).

Committee Advisors

At the present time, the Committee has not retained any independent compensation consultant or advisor but expects that it may consider doing so in the future.

Annual Evaluation

The Compensation/Human Resources Committee meets in February of each year to evaluate the performance of our named executive officers to determine their annual incentive bonuses for the prior fiscal year, if any, and to establish their annual performance objectives for the current fiscal year, as well as to review and set base salaries. Other senior officer evaluations are performed on the anniversary date of employment. Incentive bonuses, if approved, will be paid in February.

Performance Objectives

The Compensation/Human Resources Committee’s process begins with establishing corporate performance objectives for senior executive officers in the first quarter of each fiscal year. The Committee will engage in an active dialogue with the Chief Executive Officer and other senior executive officers concerning strategic objectives and performance targets. The Committee will consider performance of the Company against budget, including specifically net income, earnings per share and return on equity. The Committee will review the appropriateness of the financial measures used in our incentive plans and the degree of difficulty in achieving specific performance targets.

Targeted Compensation Levels

Together with the performance objectives, the Compensation/Human Resources Committee will establish targeted total compensation levels for each of the named executive officers. In making its determination, the Committee will be guided by the compensation philosophy described below in the Compensation Discussion and

Analysis. The Committee also will consider historical compensation levels, competitive pay practices at our peer companies, and the relative compensation levels among our senior executive officers as a group. We also will consider industry conditions, corporate performance compared to peer companies, and the overall effectiveness of our compensation program in achieving desired performance levels.

As targeted total compensation levels are determined, the Committee also will determine the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes cash bonuses for achievement of specific performance objectives and equity-based compensation whose value is dependent upon long-term appreciation in the price of our common stock.

Committee Effectiveness

The charter of the Compensation/Human Resources Committee provides that we review, on an annual basis, our performance and the effectiveness of our compensation program in obtaining desired results.

Reasonableness of Compensation

After considering all the components of the compensation paid to the senior executive officers, the Compensation/Human Resources Committee has determined that the compensation paid to senior executive officers is reasonable and not excessive.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

We have designed our executive compensation program with the fundamental objective of supporting our core values and strategic mission and vision. The basis of our compensation philosophy is to align the interests of management with those of our shareholders. The following principles influence and guide the Compensation/Human Resources Committee’s compensation decisions:

•

The Compensation/Human Resources Committee examines our business plan and strategic objectives in order to ensure that its compensation decisions attract and retain leaders and reward them for achieving our strategic objectives.

•	At the core of our compensation philosophy is our belief that we should link pay directly to performance. This philosophy guides our compensation related decisions.

•	A portion of executive officer compensation is contingent and variable on achievement of corporate and/or individual performance objectives.

•	Our equity compensation plans do not permit discounted stock options, reload stock options, and re-pricing of stock options.

•	The Compensation/Human Resources Committee believes that compensation should generally increase with position and responsibility.

•	Total compensation is higher for individuals with greater responsibility and greater ability to influence our achievement of targeted results and strategic initiatives.

•	As position and responsibility increases, a greater portion of the executive officer’s total compensation becomes performance-based and contingent on the achievement of performance objectives.

•

Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term appreciation in the value of our common stock.

Business Context

We are committed to maximizing shareholder value by aggressively building our business lines and units through an entrepreneurial customer-focused strategy. The success of this strategy depends on a highly skilled executive team of unquestioned integrity committed to delivering creative solutions for driving increased market share and customer loyalty.

As a result, we have adopted guiding compensation principles that will directly align the interests of executives with shareholders in accomplishing these objectives. These guiding principles are as follows:

•	Attracting and retaining quality executive leadership;

•	Ensuring the alignment of the interests of executives and shareholders;

•	Motivating executives through competitive total compensation opportunities based on job scope and sustained individual and company performance; and

•	Using equity compensation as our long-term compensation component.

Compensation Targets

We believe that information regarding pay practices at peer companies is useful in two respects. First, we recognize that our compensation practices must be competitive if we are to attract and retain quality executives. Second, this information is one of the many factors that we consider in assessing the reasonableness of our compensation package. Accordingly, we review compensation levels for our named executive officers against compensation levels at the companies in a peer group which the Committee has identified.

We base executive compensation opportunities on peer group information to determine competitive levels for base salary, short-term (annual) and long-term incentives, and executive benefits and perquisites. We base actual compensation on competitive pay levels as well as individual positions in the executive group. We do not use formulas to allocate compensation between long- and short term compensation or between equity and non-equity awards, rather we target all compensation components, base salary, annual and long-term incentives (including equity awards), benefits, and perquisites, at median market levels compared to our peer group, with the variable components having significant upside potential and downside risk to reinforce pay for performance. We use the same peer group to assess business performance. The peer group will change over time as needed, adding and replacing companies to reflect our asset size and competitive market for executive talent. Set forth below was our peer group as of December 31, 2007.

•	SeaBright Insurance Holdings, Inc.

•	First Mercury Insurance Company

•	ProCentury Corporation

•	PMA Capital Corporation

•	CRM Holdings, Inc.

•	American Safety Insurance Holdings, Ltd.

•	Mercer Insurance Group

•	AmCOMP, Incorporated

For 2007, compensation paid to our named executive officers consisted of base salary, short-term cash incentives and equity-based compensation. At the end of 2006, shareholders adopted the 2006 Stock Incentive Plan and stock options and restricted stock awards were made under this plan early in 2007. Executive officers are also eligible for participation in company-wide benefits plans, including our employee stock ownership plan. We provide five selected executive officers with automobile allowances. One of the executive officers receives a club membership at a club that does not accept corporate members, and which the executive uses primarily for business purposes. There are no other material perquisites. Incentive awards are directly related to both corporate and individual performance. Market data, individual performance, retention needs, and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation.

Furthermore, together with the performance objectives, the Compensation/Human Resources Committee will establish targeted total compensation levels for each of the senior executive officers. In making its determination, the Compensation/Human Resources Committee will be guided by the compensation philosophy described in this Compensation Discussion and Analysis. The Compensation/Human Resources Committee also will consider historical compensation levels, competitive pay practices at our peer companies, the size of the companies in the peer group and the relative compensation levels among our senior executive officers as a group. We also will consider industry conditions, corporate performance compared to peer companies, and the overall effectiveness of our compensation program in achieving desired performance levels.

As targeted total compensation levels are determined, the Compensation/Human Resources Committee also determines the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes cash bonuses for achievement of specific performance objectives and equity-based compensation whose value is dependent upon long-term appreciation in the price of our common stock.

Base Salaries

Base salary is a critical element of executive compensation because it provides our executive officers with a base level of bi weekly income. In determining the base salaries of senior executive officers, the Compensation/Human Resources Committee considers the following criteria:

•	the overall job scope and responsibilities;

•	the executive’s qualifications, including education and experience level;

•	the goals and objectives established for the executive;

•	individual performance versus objectives;

•	the executive’s past performance;

•	competitive salary practices at peer companies;

•	internal pay equity; and

•	the tax deductibility of base salary.

We annually review the base salaries for our named executive officers to assess the above criteria and determine any necessary adjustments. We generally adjust the base salaries in February of each year. Periodic increases also may occur if warranted due to significant increases in job scope and responsibility.

Short-Term Incentive Compensation

Our short-term incentive program is a cash bonus plan.

We provide annual short-term incentive opportunities for the named executive officers that are designed to reward achievement of company, market, and individual performance objectives, as well as reinforce key cultural behaviors used to achieve short-term and long-term success. The bonuses paid in July 2006 were paid to reward the executives for the successful completion of the merger/conversion transaction and initial public offering. The bonuses paid in February 2007 with respect to the year ended December 31, 2006, were discretionary bonuses awarded by the Committee based on Company performance.

In August 2007, the Compensation/Human Resources Committee and the Board approved a short-term incentive cash bonus plan.

The plan provides as follows:

•

A bonus pool equal to 5% of the total budgeted base salary expense will be reserved for estimated annual bonuses (the “Target Bonus Pool”). Actual cash bonuses (“Actual Cash Bonuses”), in any year, may not exceed 10% of the total budgeted annual base salary expense under the plan.

•	The following four factors, which are equally weighted, will be used to calculate the Actual Cash Bonuses:

1.	net income (25% of potential Actual Cash Bonus);

2.	diluted earnings per share (25% of potential Actual Cash Bonus);

3.	return on average equity (25% of potential Actual Cash Bonus); and

4.	subjective evaluation of strategic plan performance and comparison of peer group compensation (25% of potential Actual Cash Bonus).

•

The first three factors, which comprise 75% of the potential Actual Cash Bonus, will be calculated by comparing our actual annual financial performance with respect to each factor against budgeted annual results for each factor. The potential Actual Cash Bonus with respect to each of the first three factors will be increased by $25,000 for each increment of 10 percent that the actual annual results exceed the budgeted annual results. The potential Actual Cash Bonus with respect to each of the first three factors will be reduced by 25% for each increment of 10% that the actual annual results are less than the budgeted annual results. If actual annual results are less than 30% of budgeted annual results with respect to any of the first three factors, no bonus will be awarded with respect to that factor.

•

With respect to the fourth factor, which comprises 25% of the potential Actual Cash Bonus, we will subjectively evaluate each senior officer’s performance in light of the goals of our overall strategic plan and compare the amount of bonuses paid to senior officers by our peers as a percentage of base salary.

•

For 2007, the Target Bonus Pool was $400,000 (5% of the 2007 budgeted salary expense of $8.0 million). As a result of our 2007 performance with respect to the following criteria, the aggregate amount available for Actual Cash Bonuses was $800,000:

•

net income for the year ended December 31, 2007 was $18.69 million, which exceeded our target amount of $9.08 million by 106%. This resulted in an increase from $100,000 (25% of the $400,000 Target Bonus Pool) to $200,000 (25% of $800,000 available for Actual Cash Bonuses);

•

diluted earnings per share for the year ended December 31, 2007 were $1.76 per share, which exceeded our target amount of $0.76 per share by 132%. This resulted in an increase from $100,000 (25% of the $400,000 Target Bonus Pool) to $200,000 (25% of $800,000 available for Actual Cash Bonuses);

•

return on average equity for the year ended December 31, 2007 was 10.6%, which exceeded our target amount of 5.2% by 104%. This resulted in an increase from $100,000 (25% of the $400,000 Target Bonus Pool) to $200,000 (25% of $800,000 available for Actual Cash Bonuses); and

•

the amount available with respect to strategic plan performance and peer group compensation was increased from $100,000 (25% of the $400,000 Target Bonus Pool) to $200,000 based on our subjective evaluation of these factors.

Based on these factors, we approved the following bonuses: $180,000 for Mr. Eckert; $180,000 for Mr. Boguski; $100,000 for Mr. Shook; $50,000 for Mr. Gilpin; and $45,000 for Ms. Emmet.

Long-Term Incentive Compensation

We believe in maintaining a strong correlation between shareholders’ long-term interests and objectives for executives. This correlation is strengthened by using equity-based compensation through programs that are easily understood and incorporate long-term business growth strategies.

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to our executive officers with gains realized by shareholders. We have elected to use stock options and restricted stock as the primary equity compensation vehicles. We award all options and restricted stock pursuant to the 2006 Plan, which we describe in detail under “Equity Compensation Plan.” Under the 2006 Plan, we may grant both incentive stock options and nonqualified stock options.

We use stock options as a long-term incentive vehicle because, among other things:

•

we believe that stock options align the interests of executives with those of the shareholders, support a pay for performance culture, facilitate executive stock ownership and focus the executive management team on increasing value for our shareholders;

•

stock options are performance-based. All the value received by the recipient from exercising a stock option is based upon the increase in the value of a share of our common stock above the option exercise price;

•	stock options help to provide a balance to the overall compensation program; and

•	the vesting period encourages executive retention and, we believe, the preservation of shareholder value.

All stock options include the following features:

•	the term of grants do not exceed 10 years (in the case of incentive stock options) and 10 years and one month (in the case of non-qualified stock options);

•	the grant price is not less than the closing price of a share of our common stock on the date of grant;

•	grants do not include “re-load provisions”; and

•	re-pricing of options is prohibited.

We also use restricted stock as a long-term incentive vehicle because, among other things:

•	restricted stock provides an equally motivating form of incentive compensation as stock options; and

•	awarding restricted stock permits us to use fewer shares than options to deliver the same potential value to the executive, which reduces the potential dilution to our shareholders.

In determining the number of options and shares of restricted stock that we grant to our executive officers as long-term incentive compensation, the Compensation/Human Resources Committee takes into account the individual’s position, scope of responsibility, and the level of award in relation to other elements of the executive’s total compensation.

On December 18, 2006, the Compensation/Human Resources Committee awarded long-term incentive compensation, that was effective as of January 3, 2007, to certain of our executive officers, including the named executive officers, in the form of incentive stock options, nonqualified stock options and shares of restricted stock. We made these awards under the 2006 Plan, which we describe in more detail below in the Section entitled “Equity Compensation Plan.” The option and restricted stock awards vest ratably over five years, subject to accelerated vesting in accordance with the terms of the 2006 Plan. Future awards are expected to be smaller and future restricted stock awards are likely to be performance-based. The awards to the named executive officers in January 2007 were as follows:

Name	Shares Underlying Options	Shares of Restricted Stock
Bruce M. Eckert	94,185	54,941
Michael L. Boguski	82,412	39,244
Kevin M. Shook	58,866	25,116
Robert A. Gilpin	35,319	12,588
Suzanne M. Emmet	27,471	9,419

There were no awards of stock options or restricted stock to any of the named executive officers in 2008 for 2007 performance

Equity Awards

Value of Equity Awards

All equity awards to our employees, including the named executive officers, are reflected in our consolidated financial statements, based on applicable accounting guidance, at fair market value on the grant date in accordance with SFAS 123(R).

Timing of Stock Option Grants

Subject to certain exceptions described below, we plan the dates of our equity awards, including stock options well in advance of any actual grant. Except in highly unusual circumstances, we do not grant stock options to executive officers at other dates. The grant date of stock options is established when the Compensation/Human Resources Committee approves the grant and all key terms have been determined. Under the terms of each of our equity compensation plans that provides for stock option grants, the exercise price of each of our stock option grants is the closing price of our common stock on the grant date. In general, the Compensation/Human Resources Committee intends to review and approve all equity awards in February of each year. Grant dates will be set at least forty-eight hours after any earnings announcement.

Internal Pay Equity

We believe that internal pay equity is an important factor to be considered in establishing compensation for executive officers. We have not established a formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other executive officers, but we review compensation levels to ensure that appropriate equity exists.

The Tax Deductibility of Compensation Should Be Maximized Where Appropriate

We generally seek to maximize deductibility for tax purposes of all elements of compensation. The Compensation/Human Resources Committee reviews compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code, and may revise compensation plans from time to time to maximize deductibility. The Committee may, however, approve compensation that does not qualify for deductibility when the Committee deems it to be in our best interest.

COMPENSATION/HUMAN RESOURCES COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based upon our review and discussion with management, we have recommended to the Board that the Compensation and Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10 K for the fiscal year ended December 31, 2007.

Submitted by:

THE COMPENSATION/HUMAN RESOURCES COMMITTEE

James L. Zech, Chair

Ronald L. King

Richard Stevens III

Charles Vetterlein, Jr.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation/Human Resources Committee Report shall not be incorporated by reference into any such filings.

SUMMARY COMPENSATION TABLE—2007

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)	BONUS ($)	STOCK AWARDS ($) (3)	OPTION AWARDS ($) (3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)
Bruce M. Eckert	2007	$409,950	$180,000	$156,300	$94,293	$0	$0	$76,804	$917,347
Chief Executive Officer	2006	$391,800	$85,000	$0	$0	$0	$0	$28,233	$505,033

Michael L. Boguski	2007	$302,154	$180,000	$111,643	$82,507	$0	$0	$90,541	$766,845
President and Chief Operating Officer	2006	$265,000	$85,000	$0	$0	$0	$0	$42,233	$392,233

Kevin M. Shook	2007	$226,154	$100,000	$71,451	$58,934	$0	$0	$81,491	$538,030
Treasurer and Chief Financial Officer	2006	$192,500	$70,000	$0	$0	$0	$0	$34,830	$297,330

Robert A. Gilpin	2007	$169,423	$50,000	$35,726	$35,360	$0	$0	$70,353	$360,862
Senior Vice President of Marketing	2006	$154,385	$27,500	$0	$0	$0	$0	$30,981	$212,866

Suzanne M. Emmet	2007	$146,000	$45,000	$26,794	$27,503	$0	$0	$61,121	$306,418
Senior Vice President of Claims	2006	$134,250	$22,500	$0	$0	$0	$0	$22,599	$179,349

Footnotes

(1)	“Salary” is the actual base pay compensation paid through the year ended December 31. As of December 31, 2007, the named executive officer’s annual base salaries were as follows:

Bruce M. Eckert	$416,000
Michael L. Boguski	$304,000
Kevin M. Shook	$227,500
Robert A. Gilpin	$180,000
Suzanne M. Emmet	$152,000

(2)	On February 25, 2008, we set the annual base salaries of the named executive officers for 2008 as follows:

Bruce M. Eckert	$430,000
Michael L. Boguski	$330,000
Kevin M. Shook	$245,000
Robert A. Gilpin	$180,000
Suzanne M. Emmet	$175,000

(3)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R), of awards pursuant to our 2006 Stock Incentive Plan (which is more fully described under the caption “Our Compensation Plans”). Assumptions used in the calculation of this amount are included in footnotes to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10 K filed with the SEC on March 14, 2008.

(4)	Includes the following payments that we paid to or on behalf of the named executive officers:

Name	Year	Car Allowance Or Personal Use Of Company Car ($) (*)	Club Membership ($)	Contribution To 401(k) Plan and ESOP ($) (**)	Total ($)
Bruce M. Eckert	2007	$9,000	$0	$70,054	$79,054
	2006	$9,000	$0	$19,233	$28,233

Michael L. Boguski	2007	$10,200	$7,950	$73,241	$91,391
	2006	$10,200	$6,200	$25,833	$42,233

Kevin M. Shook	2007	$9,000	$0	$73,241	$82,241
	2006	$9,000	$0	$25,833	$34,833

Robert A. Gilpin	2007	$10,200	$0	$61,003	$71,203
	2006	$10,200	$0	$20,781	$30,981

Suzanne M. Emmet	2007	$9,000	$0	$52,871	$61,871
	2006	$4,500	$0	$18,099	$22,599

(*)	The value that we attribute to the personal use of automobiles (calculated in accordance with Internal Revenue Service guidelines) are included as compensation on the W 2 forms of the named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount. We determined the aggregate incremental cost of any personal use of cars in accordance with the requirements of the U.S. Treasury Regulation § 1.61-21.
(**)	The value of the Company’s contribution to the ESOP for each named executive officer is equal to the number of shares contributed by the Company multiplied by $16.49, the closing price of the Company’s common stock on December 31, 2007. The Company’s contribution to the ESOP vests ratably over six years.

Grants of Plan Based Awards—2007

Name (a)	Grant Date (1) (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Bruce M Eckert	1/3/07	N/A	N/A	N/A	N/A	N/A	N/A	54,941	94,185	$14.35	$14.35
Michael L. Boguski	1/3/07	N/A	N/A	N/A	N/A	N/A	N/A	39,244	82,412	$14.35	$14.35
Kevin M. Shook	1/3/07	N/A	N/A	N/A	N/A	N/A	N/A	25,116	58,866	$14.35	$14.35
Robert A. Gilpin	1/3/07	N/A	N/A	N/A	N/A	N/A	N/A	12,558	35,319	$14.35	$14.35
Suzanne M. Emmet	1/3/07	N/A	N/A	N/A	N/A	N/A	N/A	9,419	27,471	$14.35	$14.35

(1)	On December 18, 2006, the Compensation/Human Resources Committee awarded long-term incentive compensation under the 2006 Stock Incentive Plan, in the form of incentive stock options, to certain executive officers. These option grants were effective as of January 3, 2007.

Outstanding Equity Awards at Fiscal Year End—2007

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Bruce M Eckert	0	94,185	0	$14.35		54,941	$905,977	0	N/A
Michael L. Boguski	0	82,412	0	$14.35		39,244	$647,134	0	N/A
Kevin M. Shook	0	58,866	0	$14.35		25,116	$414,163	0	N/A
Robert A. Gilpin	0	35,319	0	$14.35		12,558	$207,576	0	N/A
Suzanne M. Emmet	0	27,471	0	$14.35		9,419	$155,319	0	N/A

(1)	The market value is equal to the number of shares of restricted stock multiplied by $16.49, the closing price of the Company’s common stock on December 31, 2007.

Option Exercises and Stock Vested—2007

	Option Award		Stock Award
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Bruce M. Eckert	0	N/A	0	0
Michael L. Boguski	0	N/A	0	0
Kevin M. Shook	0	N/A	0	0
Robert A. Gilpin	0	N/A	0	0
Suzanne M. Emmett	0	N/A	0	0

OUR COMPENSATION PLANS

2007 Plan-Based Awards

Short-Term Incentive Compensation

Our executive officers received the following bonuses for the fiscal year ended December 31, 2007, which will be paid on March 7, 2008.

Name	Year-End Bonus
Bruce M. Eckert	$180,000
Michael L. Boguski	$180,000
Kevin M. Shook	$100,000
Robert A. Gilpin	$50,000
Suzanne M. Emmet	$45,000

Our executive officers received two bonuses in respect of the fiscal year ended December 31, 2006 as set forth in the table below.

Name	Mid-Year Bonus	Year-End Bonus
Bruce M. Eckert	$35,000	$50,000
Michael L. Boguski	$35,000	$50,000
Kevin M. Shook	$40,000	$30,000
Robert A. Gilpin	$15,000	$12,500
Suzanne M. Emmet	$7,500	$15,000

Long-Term Incentive Compensation

We do not have any cash-based, long-term incentive compensation plan. The only long-term incentive compensation that we offer is stock based compensation under our 2006 Stock Incentive Plan.

Equity Compensation Plan

On December 18, 2006, our shareholders approved the Eastern Insurance Holdings, Inc. 2006 Stock Incentive Plan, which we refer to as the “2006 Plan.” We designed the 2006 Plan in accordance with our strong belief that we will continue to have a performance-oriented culture and will create greater shareholder value if director and key employee stock ownership levels are increased at all levels.

The 2006 Plan authorizes the Compensation/Human Resources Committee to award employees and directors incentive stock options and nonqualified stock options to purchase shares of our common stock at the fair market value per share as of the date the option is granted. The 2006 Plan also authorizes the award of shares of restricted stock to employees and directors.

Subject to certain limits set forth in the 2006 Plan, the Compensation/Human Resources Committee has the discretionary authority to determine the size of an award and any vesting or performance-based requirements. Awards under the 2006 Plan generally will not become 100% vested until after the participant has completed at least five years of employment or service with us or one of our subsidiaries. The Compensation Committee, at the time of award, may provide for a later date or dates in which an award will become 100% vested, including a date that may be tied to the satisfaction of one or more performance goals.

The 2006 Plan provides for acceleration of vesting in certain circumstances, including a change in control of EIHI. In addition, the 2006 Plan provides that, upon a participant’s termination of employment, the Compensation/Human Resources Committee may, in circumstances in which it deems it appropriate, exercise its discretion to accelerated vesting of outstanding stock option grants and restricted stock awards and extend the exercise period for vested options.

On December 18, 2006, we approved grants of options and restricted stock awards that were effective on January 3, 2007. There were no awards of options or restricted stock in 2008 for 2007 performance. As of December 31, 2007, there were 169,561 shares available for future issuance under the 2006 Plan.

The following table provides information about securities authorized for issuance under our equity compensation plan as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	634,188		$14.37	165,637	(1)
Equity compensation plans not approved by shareholders	306,099	(2)	$1.63
Total	940,287			165,637

(1)	Includes securities issuable upon the exercise of options and awards of restricted stock.
(2)	Represents a warrant held by Mr. Bitner that he earned from Eastern Holding Company, Ltd., a predecessor of EIHI, that was converted into a warrant to acquire EIHI common stock upon completion of our initial public offering in June 2006.

Pension Benefits

Our named executive officers did not participate in or otherwise receive benefits under any pension or retirement plan that we sponsored during the year ended December 31, 2007.

Nonqualified Deferred Compensation

Our named executive officers did not earn or otherwise receive nonqualified deferred compensation benefits from us during the year ended December 31, 2007.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

Bruce M. Eckert, Michael L. Boguski, Kevin M. Shook, Robert A. Gilpin, and Suzanne M. Emmet and are parties to employment agreements with Eastern Holding Company, Ltd, which we have assumed in connection with our acquisition of Eastern Holding Company, Ltd. The employment agreements specify the executive’s position and duties, term of employment, compensation, benefits, and termination rights.

Bruce M. Eckert

Mr. Eckert’s agreement is dated March 17, 2005, and has an initial term of three years and, unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Eckert’s 65th birthday, except that we may give Mr. Eckert notice of non-extension at any time, in which case the agreement will expire at the end of its then current term.

The agreement provides an initial base salary, which, if increased by action of the Board, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan, stock option and other equity compensation plans approved by the Board. Mr. Eckert is also entitled to participate in any other employee benefit plans provided by EIHI. In addition, Mr. Eckert is entitled to vacation days and an automobile allowance.

Mr. Eckert’s agreement provides that if we terminate his employment without “cause,” or if he terminates his employment for “good reason,” he is entitled to severance benefits under the agreement. The term “cause” means any of the following:

•

his conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of the executive for a period of ten consecutive days or more;

•

his willful refusal to follow the good faith instructions of the Board, with respect to the company’s operations, and the failure to cure such refusal within ten days after written notice is given, unless it is apparent under the circumstances that the executive is unable to cure such refusal within such period (in which case termination shall be immediate);

•

his intentional violation of the provisions of the employment agreement, after written notice is given to him by the Board, and the failure to cure such violation within ten days of such written notice, unless it is apparent under the circumstances that he is unable to cure such violation within such period (in which case termination shall be immediate);

•	material dishonesty of him in the performance of his duties; or

•	his intentional and material violation of any of our written policies that has a material and adverse effect on us.

The term “good reason” includes:

•

any reduction in his title or a material adverse change in his responsibilities or authority which are inconsistent with, or the assignment of duties and responsibilities inconsistent with, Mr. Eckert’s position and duties as Chief Executive Officer;

•	a reduction in Mr. Eckert’s salary, except for a reduction in salary for all of our similarly situated executives;

•	a reassignment requiring Mr. Eckert to move his principal residence more than 100 miles from our principal executive offices in Lancaster, Pennsylvania;

•

the failure to provide Mr. Eckert with the benefits provided under the agreement or any material reduction in such benefits, unless such failure or reduction applies to all similarly situated plan participants;

•	our giving notice of non-extension of the agreement to Mr. Eckert; or

•	our material breach of the agreement.

If any such termination occurs, we will pay Mr. Eckert (in 36 equal monthly payments) an amount totaling three times the sum of:

•	his highest annual base salary under the agreement, and

•	the average of his annual bonuses with respect to the three calendar years immediately preceding his termination.

In addition, Mr. Eckert will be entitled to the lesser of:

•	22.5% of his highest annual base salary under the agreement, or

•	36 months of tax-effected employee benefits substantially similar to those he enjoyed over the twelve-month period immediately preceding his termination.

Mr. Eckert is also entitled to any accrued compensation and any benefits to which he may be entitled under the terms of any of our plans or programs in which he is a participant. If the payments and benefits under the agreement, when aggregated with other amounts received from us, are such that Mr. Eckert becomes subject to excise tax on excess parachute payments under Sections 4999 and 280G of the Internal Revenue Code, he is entitled to receive such additional payments as are necessary to neutralize the effect on him of such excise tax and any related incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement.

If Mr. Eckert’s employment terminates by reason of his death and his wife survives him, she is entitled to receive his base annual salary for a period of one year. If Mr. Eckert’s employment terminates by reason of his disability, he will be entitled to continuation of his base annual salary, less amounts payable under any disability plan of EIHI, until the earliest of:

•	his return to employment,

•	his attainment of age 65, or

•	his death.

The agreement contains provisions restricting Mr. Eckert’s right to compete with us during the three years after the termination of his employment.

Michael L. Boguski

Mr. Boguski’s agreement is substantially the same as Mr. Eckert’s agreement except for the following:

•	Mr. Boguski’s agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Boguski’s 62nd birthday;

•

unless the termination of Mr. Boguski’s employment occurs after a “change of control,” in the event that Mr. Boguski is gainfully employed during the third twelve month period following his termination, any compensation paid to Mr. Boguski during such twelve month period by his employer will reduce the amounts payable to Mr. Boguski under the agreement on a dollar-for-dollar basis; and

•	the agreement contains provisions restricting Mr. Boguski’s right to compete with EIHI during the two years after the termination of his employment.

Kevin M. Shook

Mr. Shook’s agreement is substantially the same as Mr. Eckert’s agreement except for the following:

•	Mr. Shook’s agreement has an initial term of two years and, and unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Shook’s 63rd birthday;

•	if Mr. Shook’s employment is terminated without “cause,” or if he terminates his employment for “good reason,” we will pay Mr. Shook (in 24 monthly payments) an amount totaling two times the sum of:

•	his highest annual base salary under the agreement, and

•	the average of his annual bonuses with respect to the three calendar years immediately preceding his termination. Such amount will be payable in 24 equal monthly installments.

In addition, Mr. Shook will be entitled to the lesser of:

•	22.5% of his highest annual base salary under the agreement,

•	twenty-four months of tax-effected employee benefits substantially similar to those Mr. Shook enjoyed over the twelve-month period immediately preceding his termination;

•

unless the termination of Mr. Shook’s employment occurs after a “change of control,” in the event that Mr. Shook is gainfully employed during the second twelve month period following his termination, any compensation paid to Mr. Shook during such twelve month period by his employer will reduce the amounts payable to Mr. Shook under the agreement on a dollar-for-dollar basis; and

•	the agreement contains provisions restricting Mr. Shook’s right to compete with us for one year after the termination of his employment.

Robert A. Gilpin

Mr. Gilpin’s agreement is substantially the same as Mr. Eckert’s agreement except for the following:

•	Mr. Gilpin’s agreement has an initial term of one year and, unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Gilpin’s 64th birthday;

•	if Mr. Gilpin’s employment is terminated without “cause,” or if he terminates his employment for “good reason,” Mr. Gilpin will be paid in 12 equal monthly installments an amount equal to the sum of:

•	his highest annual base salary under the agreement, and

•	the average of annual bonuses with respect to the three calendar years immediately preceding his termination; and

•	the agreement does not contain a provision offsetting amounts paid to Mr. Gilpin by another employer.

Suzanne M. Emmet

Ms. Emmet’s agreement is substantially the same as Mr. Gilpin’s agreement.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Each of the named executive officers will be entitled to certain benefits if such officer terminates employment under certain circumstances following a change in control. These benefits are payable pursuant to their employment agreements. These agreements are described under the caption “Description of Employment Agreements.”

We calculated the potential post-employment payments due to each of our named executive officers assuming each named executive officer terminated employment or a change in control occurred on December 31, 2007, and assuming a price per share of our common stock of $16.49 (the closing price on December 28, 2007, the last trading day of the year). Interest assumptions for the calculations used 120% of the appropriate monthly Applicable Federal Rate for December 2007. Actual amounts that we will pay out can only be determined at the time of such executive’s termination. The following table summarizes the potential payments:

		Termination for Death (1)(2)	Termination for Disability (1)(3)	Change in Control	Absent Change in Control - Involuntary Termination Not For Cause OR Voluntary Termination For Good Reason (1)(4)(5)	After Change in Control - Involuntary Termination Not For Cause OR Voluntary Termination For Good Reason (1)(4)(5)
Bruce M. Eckert	Base Salary	$416,000	$0 -$536,814	$0	$1,248,000	$1,248,000
	Bonus	$0	$0	$0	$196,500	$196,500
	Medical continuation (6)	$0	$0	$0	$31,283	$31,283
	Value of accelerated stock options	$201,556	$201,556	$201,556	$0	$201,556
	Value of accelerated restricted stock	$905,977	$905,977	$905,977	$0	$905,977
	Potential Excise Tax Gross-Up	N/A	N/A		N/A	$706,876

	Total	$1,523,533	$1,107,533-$1,644,347	$1,107,533	$1,475,783	$3,290,192

Michael L. Boguski	Base Salary	$304,000	$0 -$1,223,036	$0	$912,000	$912,000
	Bonus	$0	$0	$0	$210,000	$210,000
	Medical continuation (6)	$0	$0	$0	$40,736	$40,736
	Value of accelerated stock options	$176,362	$176,362	$176,362	$0	$176,362
	Value of accelerated restricted stock	$647,134	$647,134	$647,134	$0	$647,134
	Potential Excise Tax Gross-Up	N/A	N/A	$0	N/A	$598,358

	Total	$1,127,495	$823,495 -$2,046,531	$823,495	$1,162,736	$2,584,590

Kevin M. Shook	Base Salary	$227,500	$0 - $663,997	$0	$455,000	$455,000
	Bonus	$0	$0	$0	$105,000	$105,000
	Medical continuation (6)	$0	$0	$0	$27,157	$27,157
	Value of accelerated stock options	$125,973	$125,973	$125,973	$0	$125,973
	Value of accelerated restricted stock	$414,163	$414,163	$414,163	$0	$414,163
	Potential Excise Tax Gross-Up	N/A	N/A	$0	N/A	$299,303

	Total	$767,636	$540,136 -$1,204,133	$540,136	$587,157	$1,426,596

Robert A. Gilpin	Base Salary	$180,000	$0 - $377,793	$0	$180,000	$180,000
	Bonus	$0	$0	$0	$21,250	$21,250
	Medical continuation (6)	$0	$0	$0	$13,579	$13,579
	Value of accelerated stock options	$75,583	$75,583	$75,583	$0	$75,583
	Value of accelerated restricted stock	$207,081	$207,081	$207,081	$0	$207,081
	Potential Excise Tax Gross-Up	N/A	N/A	N/A	N/A	$0

	Total	$462,664	$282,664 - $660,457	$282,664	$214,829	$497,493

Suzanne M. Emmet	Base Salary	$152,000	$0 - $340,384	$0	$152,000	$152,000
	Bonus	$0	$0	$0	$11,250	$11,250
	Medical continuation (6)	$0	$0	$0	$12,440	$12,440
	Value of accelerated stock options	$58,788	$58,788	$58,788	$0	$58,788
	Value of accelerated restricted stock	$155,319	$155,319	$155,319	$0	$155,319
	Potential Excise Tax Gross-Up	N/A	N/A	N/A	N/A	$0

	Total	$366,107	$214,107 - $554,491	$214,107	$175,690	$389,797

(1)	Timing and frequency of payout varies by benefit. For timing and frequency of payouts, see “Description of Employment Agreements.”

(2)	Upon the Executive’s termination of employment due to death, if the Executive is survived by a spouse, EIHI will continue to pay such spouse one year of the Executive’s Annual Base Salary (as such term defined in the Executive’s Employment Agreement) in effect on the date of the Executive’s death.
(3)	Upon the Executive’s termination of employment for Disability, the Executive is entitled to receive an amount equal to 100% of his Annual Base Salary, less amounts payable under any disability plan of EIHI, until the earliest of his or her (i) return to any employment, (ii) attainment of age 65, or (iii) death. The dollar range set forth in the base salary row represents the minimum and maximum benefits under this provision.
(4)	Upon an involuntary termination not for Cause or a voluntary termination for Good Reason, the Executive shall be entitled to an amount equal to n times the sum of: (i) the highest Annual Base Salary paid to Executive at any time under his or her Employment Agreement; and (ii) the average of the annual bonuses paid to Executive with respect to the three calendar years immediately preceding the year of termination. Additionally, in lieu of any additional benefits, the Executive will be paid or provided the lesser of: (i) (A) 22.5%, times (B) the highest Annual Base Salary paid to Executive under his or her Employment Agreement, times (C) n; or (ii) n year(s) of tax-effected welfare benefits. Under the terms of their respective Employment Agreements, n equals:

(a)	3 for Messrs. Eckert and Boguski;
(b)	2 for Mr. Shook; and
(c)	1 for Mr. Gilpin and Ms. Emmet.

(5)	For the definition of Good Reason, see “Description of Employment Agreements.”
(6)	Assumes no increase in the cost of welfare benefits. Assumes no tax on welfare benefits.

DIRECTOR COMPENSATION IN FISCAL YEAR 2007

We believe that the amount, form, and methods used to determine compensation of our non-employee directors are important factors in:

•	attracting and retaining directors who are independent, interested, diligent, and actively involved in our affairs,

•	more substantially aligning the interests of our directors with the interests of our shareholders, and

•	is a simple straight-forward package that compensates our directors for the responsibilities and demands of the role of director.

The following table sets forth a summary of the compensation that we paid to our non-employee directors in 2007:

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Lawrence W. Bitner	$32,750	$24,242	$21,328	$0	$78,320
Paul R. Burke	$45,389	$24,242	$21,328	$0	$90,959
Ronald L. King	$31,308	$24,242	$21,328	$0	$76,878
Robert M. McAlaine	$64,250	$37,002	$32,554	$0	$133,806
Scott C. Penwell	$34,500	$24,242	$21,328	$0	$80,070
John O. Shirk	$33,500	$24,242	$21,328	$0	$79,070
W. Lloyd Snyder III	$48,500	$24,242	$21,328	$0	$94,070
Richard Stevens III	$40,497	$24,242	$21,328	$0	$86,067
Charles Vetterlein, Jr.	$30,250	$24,242	$21,328	$0	$75,820
James L. Zech	$34,500	$24,242	$21,328	$0	$80,070

Director Compensation Plan

Mr. McAlaine, as the non-executive Chairman of our Board, receives a retainer of $40,000 per year, and all other directors receive a retainer of $18,000 per year. Directors also are paid $1,500 per meeting for attendance at Board meetings or $1,250 for attendance by telephone, and $1,000 per meeting for attendance at committee meetings or $750 for attendance by telephone. The Chair of our audit committee receives an additional $7,500 per year in compensation and all other members of our audit committee receive an additional $2,500 per year. Chairs of all other Board committees receive an additional $4,000 per year. Directors are eligible to participate in the 2006 Plan, which is described above under “Our Compensation Plans.” On December 18, 2006, each non-employee director, other than our chairman, Mr. McAlaine, received a grant effective on January 3, 2007 of a non-qualified option to acquire 21,304 shares of our common stock and an award of 8,522 shares of restricted stock. Mr. McAlaine received a non-qualified option to acquire 32,516 shares of our common stock and an award of 13,007 shares of restricted stock. Both the options and restricted stock awards vest ratably over five years.

ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

Indemnification

The bylaws of EIHI provide for (i) indemnification of directors, officers, employees and agents of EIHI and its subsidiaries and (ii) the elimination of a director’s liability for monetary damages, each to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (i) the director has breached or failed to perform the duties of his office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Directors and officers of EIHI are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by EIHI.

Code of Ethics

EIHI has adopted a Code of Conduct and Ethics which applies to all of its directors, officers and employees. This document is available free of charge on our web site at www.easterninsuranceholdings.com under the tab “Investor Relations.”

Related Party Transactions and Policies and Procedures

The nominating/governance committee of the Board reviews transactions with related parties and applies the independence standards required by The Nasdaq Global Market and applicable law in reviewing such transactions. Set forth below is a description of certain relationships and transactions between EIHI and certain of our respective directors and officers. All transactions were on terms as favorable as could have been obtained from unaffiliated third parties.

Lawrence W. Bitner. Mr. Bitner, a member of our Board, is an employee of AmPro and is responsible for managing the AmPro program business that Eastern Re reinsures. This business constitutes a majority of the business of our specialty reinsurance segment, and absent our relationship with Mr. Bitner, it is unlikely that we would obtain this business. Although we do not pay any compensation to Mr. Bitner in connection with this business, Mr. Bitner receives a commission from the primary insurer for these programs, and Mr. Bitner has advised us that these commissions are customary in amount.

Lawrence W. Bitner and Bruce M. Eckert. Mr. Bitner, a director of EIHI, and Mr. Eckert, our Chief Executive Officer, are investors in Alliance Impairment Management, Inc., which provides claims administration services to certain of EIHI’s insurance company subsidiaries. For the year ended December 31, 2007, EIHI’s insurance companies paid $1.7 million to Alliance Impairment Management, Inc. for claims administration services. We believe that the fees paid to Alliance Impairment Management, Inc. are on market terms and conditions and are no less favorable to EIHI than it could negotiate with any unrelated party providing similar services.

Scott C. Penwell. Mr. Penwell is a director of EIHI and is a shareholder in the law firm of Stevens & Lee, P.C., which provides legal services to EIHI and its predecessors and subsidiaries. For the year ended December 31, 2007, EIHI and its predecessors and subsidiaries paid Stevens & Lee $331,266 in fees for its services.

John O. Shirk. Mr. Shirk is a director of EIHI and is a principal in the law firm of Barley Snyder LLC, a law firm that has provided legal services to EIHI and its predecessors and subsidiaries. For the year ended December 31, 2007, EIHI and its predecessors and subsidiaries paid Barley Snyder LLC $7,572.

Charles H. Vetterlein, Jr. Mr. Vetterlein is a director of EIHI, and is a principal of Hilb Rogal and Hobbs, an insurance brokerage firm that obtains directors’ and officers’ liability insurance for EIHI. Mr. Vetterlein’s firm receives a commission from the insurance company issuing such policy in connection with such services, but neither Mr. Vetterlein nor the office he manages will receive any portion of this commission.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship existed between any member of the Compensation/Human Resources Committee or an executive officer of EIHI, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full Board) or an executive officer of any other entity, on the other hand, requiring disclosure pursuant to the applicable rules of the SEC.

AUDIT COMMITTEE REPORT

In fulfilling its responsibilities, the audit committee reviewed and discussed the audited financial statements contained in the 2007 Annual Report on Form 10 K with our management and with our independent auditor, including a discussion of the quality, not just the acceptability of our accounting principles as applied in its financial reports, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The audit committee discussed with our independent auditor the overall scope and plans for their respective audits. The audit committee met with management to discuss our disclosure controls and procedures and internal control over financial reporting. The audit committee also met with the independent auditor, with and without our management present, to discuss the results of its examinations and overall quality of our financial reporting.

The audit committee also discussed with the independent auditor, who is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the audit committee has discussed with the independent auditor, the auditor’s independence from Eastern and its management, including the matters in the written disclosures and letters which were received by the audit committee from the independent auditor as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended.

Based on the process referred to above, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10 K for the fiscal year ended December 31, 2007.

This Report is not intended to be incorporated by reference into any filing made by EIHI with the Commission under the Securities Act of 1933 or the Exchange Act.

Paul R. Burke, Chairman

W. Lloyd Snyder III

Richard Stevens III

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees of the Independent Auditor

The following tables set forth the aggregate fees billed to EIHI for the year ended December 31, 2007, by our principal accounting firm PricewaterhouseCoopers LLP.

Year Ended December 31, 2007

Audit Fees	$598,200
Audit-Related Fees	161,000
Tax Fees	90,500
All Other Fees	38,225

Total Fees	$887,925

The following tables set forth the aggregate fees billed to EIHI for the year ended December 31, 2006, by our principal accounting firm PricewaterhouseCoopers LLP.

Year Ended December 31, 2006

Audit Fees	$538,450
Audit-Related Fees	—
Tax Fees	55,000
All Other Fees	—

Total Fees	$593,450

Audit fees in 2007 and 2006 included fees associated with the annual audit of the financial statements, the reviews of our Quarterly Reports on Form 10 Q, certain accounting consultations, and consent to use the report of PricewaterhouseCoopers LLP in connection with documents filed with the Securities and Exchange Commission. Audit fees in 2006 also included fees for comfort letters issued to the underwriter in connection with our initial public offering.

Audit related fees in 2007 included fees related to Sarbanes-Oxley review procedures.

Tax fees in 2007 and 2006 included tax compliance, tax advice and tax planning.

All other fees in 2007 principally included accounting consultations.

The audit committee considered whether the provision of non audit services by our principal auditor during 2007 and 2006 was compatible with maintaining auditor independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditor

The audit committee pre-approves all audit and non-prohibited, non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. The audit committee has adopted a policy for the pre-approval of services provided by the independent auditor. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the audit committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the audit committee has received detailed information sufficient to enable the audit committee to pre-approve and evaluate such service. The audit committee may delegate pre-approval authority to one or more of its members. Any pre-approval decisions made under delegated authority must be communicated to the audit committee at or before the next scheduled meeting. There were no waivers by the audit committee of the pre-approval requirement for permissible non-audit services in 2007.

PROPOSAL TO APPROVE THE

EIHI 2008 AGENCY STOCK PURCHASE PLAN

General

On February 14, 2008, the EIHI Board of Directors adopted, subject to approval by EIHI’s shareholders, the EIHI 2008 Agency Stock Purchase Plan (the “Plan”) for the benefit of the independent insurance agencies of EIHI. 125,000 shares of EIHI Common Stock are reserved for issuance under the Plan for purchase by the agencies and agents who meet the Plan’s eligibility requirements. The Plan is set to terminate June 30, 2013.

The Plan will not take effect until approved by the majority of EIHI’s shareholders. If approved, the Plan will take effect July 1, 2008. The following is a summary of principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. The Plan is attached as Exhibit A.

Purpose Of The Plan

The Plan is intended to provide selected insurance agencies of EIHI with an opportunity to acquire EIHI Common Stock at a discount from fair market value. The Plan is designed to foster the common interests of EIHI and its agencies in achieving long-term profitable growth for EIHI, and to permit the selected agencies to acquire a long-term proprietary interest in EIHI.

Summary Of The Plan

Eligibility: The participants in the Plan are top-tier independent insurance agencies who meet certain written premium levels (“Eligible Agencies”). Eligible Agencies may elect to enroll in the Plan and purchase shares of EIHI Common Stock.

An Eligible Agency may lose its eligible status or have it revoked by EIHI. EIHI may, in its discretion, revoke an agency’s status as an Eligible Agency for any number of reasons, including, but not limited to, (i) a decrease in written premiums procured by an Eligible Agency, (ii) an Eligible Agency’s entering into a contract to procure written premiums for a competing insurer or underwriter, or (iii) a continuous declination to purchase EIHI Common Stock after becoming eligible to do so. If an Eligible Agency withdraws from the Plan, the agency will lose its eligible status. If an Eligible Agency fails to enroll in the Plan within the first eight (8) enrollment periods after it is given eligible status, the agency’s eligible status is revoked. An agency which loses its eligible status may not re-enter the Plan until EIHI, in its discretion, again grants eligible status to the agency.

An agency that would otherwise be an Eligible Agency may not participate in the Plan if the agency is subject to Section 16 of the Securities and Exchange Act of 1934 in connection with EIHI or is a 5% owner of EIHI as defined under Section 13 of the Exchange Act.

Participation In The Plan

Participation in the Plan is voluntary and is dependent upon whether an Eligible Agency decides to enroll in the Plan and subscribe to shares of EIHI Common Stock.

Plan enrollment: Eligible Agencies may enroll in the Plan between the 15th and 31st of March and December, or between the 15th and 30th of June and September. An Eligible Agency may not purchase shares under the Plan until it enrolls in the Plan.

Subscription periods: Subscription periods are between the 1st and 15th of each January, April, July and October. Participating agencies may purchase up to 500 shares of EIHI Common Stock per calendar quarter, but only 1,000 shares of EIHI Common Stock per calendar year.

Subscription price: A participant agency may purchase EIHI Common Stock at a discount from fair market value under the Plan. The proposed discount is 10% of the average closing price per share of EIHI Common Stock during the applicable subscription period. The purchase price per share shall never be less than the par value of a share of EIHI Common Stock.

Purchasing shares: A participant agency which has subscribed to the Plan must elect to make a contribution by returning a subscription form before the first day of each January, April, July and October. They may make contributions through a lump sum cash payment during the first week of a calendar quarter. On the last day of each subscription period, cash balances in participant accounts will be used to purchase EIHI Common Stock. Any excess contributions may be carried forward in a participant’s account to the next subscription period.

Issuance of shares: Shares shall be issued in book entry form. On the last day of each subscription period, a participant agency’s account balance shall be divided by the subscription price for such calendar quarter and the full amount of shares, excluding fractional shares, will be allocated to the participant’s account.

Cessation of participation: A participant may cease purchasing shares at any time. Any shares of EIHI Common Stock held in a participant’s account will be distributed in cash or shares of EIHI Common Stock within fourteen (14) days following the end of the calendar quarter in which the participant withdraws from the Plan. EIHI has a right of first refusal to purchase a participant’s shares of EIHI Common Stock.

Source of shares: The shares of EIHI Common Stock available to the Plan may be either authorized but un-issued shares of EIHI Common Stock, or treasury shares reacquired by the EIHI. Distribution of shares to the Plan will be made only after the shares are registered with the Securities and Exchange Commission or pursuant to exemptions from a registration under applicable SEC rules and regulations.

Adjustments: The Plan provides for adjustments in the number of shares reserved for issuance under the Plan in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combination of shares or other similar occurrences. If EIHI in the ordinary course of business desires to issue more shares of Common Stock to the Plan, EIHI must receive shareholder approval.

Administration: The Plan shall be administered by EIHI’s Finance Committee. The Committee may from time to time adopt rules, regulations and procedures that it deems necessary to administer the Plan. Any material changes to the Plan must be approved by EIHI. Interpretation or construction of any provision of the Plan are powers reserved for EIHI, and any interpretation or construction shall be final and conclusive. EIHI or the Committee may contract with a third party to administer the Plan.

Termination and amendments: EIHI may amend, modify or terminate the Plan for any reason provided that no participant’s existing rights are adversely affected thereby, except that if shareholder approval is required by federal or state laws or regulations or by the rules and regulations of a national securities exchange or NASDAQ Stock Market, the amendment will not be effective until such approval. EIHI may suspend the Plan’s operation for up to twelve months, before which EIHI must terminate, resume operation of or enact amendments necessary to resume operation of the Plan.

Federal Income Tax Consequences

At the time of any purchase under this Plan, a participant will be treated as having received ordinary income in an amount equal to the difference between the subscription price paid and the then fair market value of the EIHI Common Stock acquired. At the end of each calendar year, EIHI or the Committee will mail any required tax forms to each participant. EIHI is entitled to a deduction equal to the amount of ordinary income recognized by participants. When a participant sells shares of EIHI Common Stock, any amount received in excess of the value of the value of the shares on which the participant was previously taxed shall be treated as long-term or short-term capital gain depending upon the holding period for the shares. Any loss shall be treated as long-term or short-term capital loss depending upon the holding period for the shares.

PROPOSAL TO RATIFY AUDIT COMMITTEE

APPOINTMENT OF INDEPENDENT AUDITOR

The audit committee has appointed PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2008. No determination has been made as to what action the audit committee would take if shareholders do not ratify the appointment.

PricewaterhouseCoopers LLP has conducted the audit of the financial statements of EIHI and its subsidiaries for the year ended December 31, 2007. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITOR FOR THE 2008 FISCAL YEAR.

The affirmative vote of a majority of all votes cast at the meeting is required to ratify the appointment. Abstentions and broker non-votes will not be counted as votes cast at the meeting, and therefore, will have no effect on this proposal. If you submit a signed proxy card and do not specify how you want to vote your shares, your shares will be voted “FOR” ratification of the appointment.

ADDITIONAL INFORMATION

2009 Annual Meeting

Our 2008 annual meeting of shareholders will be held on or about May 21, 2009, subject to the right of our Board to change such date based on changed circumstances.

Shareholder Proposals

In accordance with our bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice of such proposal in writing, delivered or mailed by first-Class United States mail, postage prepaid, to the Corporate Secretary of EIHI, not less than 90 days nor more than 150 days prior to such annual meeting. If the 2009 Annual Meeting is held on May 21, 2009, this period will begin on December 22, 2008 and end on February 20, 2009.

If the 2009 annual meeting is held on May 21, 2009, any shareholder who desires to submit a proposal to be considered for inclusion in our proxy materials relating to our 2009 annual meeting of shareholders in accordance with the rules of the Commission must submit such proposal in writing, addressed to Eastern Insurance Holdings, Inc. at 25 Race Avenue, Lancaster, Pennsylvania 17603 (Attn: Scott C. Penwell, Corporate Secretary), on or before December 19, 2008.

Nominations for Election of Directors

In accordance with our bylaws, any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board provided that the shareholder has given proper notice of the nomination, as required by our bylaws, in writing, delivered or mailed` by first-Class United States mail, postage prepaid, to the Corporate Secretary of EIHI not less than 90 days nor more than 120 days prior to such annual meeting. If the 2009 annual meeting is held on May 21, 2009, this period will begin on January 21, 2009 and end on February 20, 2009.

Annual Report for 2007

Our Annual Report to the Shareholders for the year ended December 31, 2007 has been mailed to all shareholders entitled to notice of and to vote at the meeting. Our Annual Report is furnished to shareholders for their information. No part of the Annual Report is incorporated by reference herein.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10 K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2007 (FILED WITH THE COMMISSION ON MARCH 14, 2008), INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13a 1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, EASTERN INSURANCE HOLDINGS, INC., OR BY CALLING INVESTOR RELATIONS DIRECTLY AT (888) 654-7100. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF OUR COMMON STOCK ENTITLED TO VOTE AT THE MEETING.

Corporate Governance Documents

A copy of our Code of Ethics, and the charters of our audit committee, nominating/governance committee, and compensation/human resources committee are available on our website at www.easterninsuranceholdings.com under the tab “Investor Relations” and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603, by e-mailing our Chief Financial Officer at kshook@eains.com or by calling Investor Relations at (888) 654-7100.

Waivers of Provisions of Codes of Conduct

There were no waivers of the provisions of our Code of Ethics for any EIHI director, senior financial officer or any other executive officer in 2007 or through the date of this proxy statement during 2008. In the unlikely event that there is a waiver of our Code of Ethics, the waiver will be described on our website at www.easterninsuranceholdings.com under the tab “Investor Relations”.

Complaints and Concerns

Shareholders, employees and other interested parties who desire to express concerns or complaints relating to accounting, internal controls or auditing matters should communicate directly with our audit committee in writing addressed to audit committee Chair, Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603, or by submitting information through the whistleblower submission site located on the “Governance Documents” page under the “Investor Relations” tab on our website at www.easterninsuranceholdings.com.

BY ORDER OF THE BOARD OF DIRECTORS

Scott C. Penwell Corporate Secretary

Exhibit A

EASTERN INSURANCE HOLDINGS, INC.

2008 AGENCY STOCK

PURCHASE PLAN

Eastern Insurance Holdings, Inc.

2008 Agency Stock Purchase Plan

(i)

(ii)

ARTICLE 1. PURPOSE OF THE PLAN

1.1 Purpose. The Eastern Insurance Holdings, Inc., 2008 Agency Stock Purchase Plan (hereinafter the “Plan”) is intended to provide selected insurance agencies of Eastern Insurance Holdings, Inc. (hereinafter the “Company”), with an opportunity to acquire Common Stock of the Company at a discount from fair market value. The Plan is designed to foster the common interests of the Company and agencies in achieving long-term profitable growth for the Company. To this end, the Company hereby reserves 125,000 shares of Company Stock for purchase and issuance under the exclusive terms of this Plan.

ARTICLE 2. DEFINITIONS

2.1 “Calendar Quarter” shall have its usual and accepted meaning. The four Calendar Quarters begin the first day of January, April, July, and October, and end the last day of March, June, September, and December of each Calendar Year, respectively.

2.2 “Calendar Year” shall have its usual and accepted meaning. A Calendar Year begins January 1 and ends December 31.

2.3 “Committee” shall mean the Company’s Finance Committee.

2.4 “Company” shall generally mean Eastern Insurance Holdings, Inc. Where specific actions or conduct may or shall be carried out by the Company, the Company shall act through its board of directors.

2.5 “Company Stock” shall mean the Company’s common stock (no par value) issued to the Plan which is available for purchase under the terms contained herein.

2.6 “Complete Withdrawal” shall occur when a Participant submits a Withdrawal Notice to the Committee, indicating that the Participant desires to sell all of its shares and terminate its participation in the Plan.

2.7 “Eligible Agency” shall have the meaning given to the term in Section 4.1.

2.8 “Enrollment Form” shall mean the form the Committee shall issue to each non-enrolled Eligible Agency. Such form shall be the sole means of enrolling in the Plan.

2.9 “Enrollment Period” shall mean the period of time in which an Eligible Agency may enroll in the Plan. Enrollment Periods begin on the 15th day of the last month of each Calendar Quarter, and end on the last day of the last month of each Calendar Quarter.

2.10 “Lump Sum Contributions” shall mean a single cash contribution to the Plan, made during the first week of a Calendar Quarter.

2.11 “Partial Withdrawal” shall occur when a Participant submits a Withdrawal Notice to the Committee, indicating that the Participant desires to sell all or a portion of its shares, but continue as a Participant in the Plan.

2.12 “Participant” shall mean an Eligible Agency that has enrolled in the Plan. An Eligible Agency needs only to enroll, and does not need to have an account balance or to subscribe to the Plan, to be a Participant.

2.13 “Plan” shall mean the EIHI 2008 Agency Stock Purchase Plan, as set forth in this document and as amended from time to time. The Plan is not an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

2.14 “Plan Discount” shall mean the discount rate applied to a share of Company Stock available for purchase under the terms of this Plan. Such discount will be equal to ten-percent (10%) of the Company Stock’s average closing price during the Subscription Period, unless the Committee shall determine otherwise.

2.15 “Subscription Form” shall mean the form which the Committee shall issue to each Eligible Agency that has enrolled in the Plan. Such form shall be the sole means for subscribing and making contributions to the Plan.

2.16 “Subscription Period” shall mean the period of time between the 1st and the 15th day of each January, April, July and October, at the end of which the Committee shall purchase shares of Company Stock with Participants’ account balances.

2.17 “Termination Notice” shall mean a written notice sent to Participants upon termination of the Plan. Advance notice is not required, but the Termination Notice must be postmarked no later than the day the Plan is terminated.

2.18 “Withdrawal Notice” shall mean the written notice that a Participant must provide to the Committee to effectuate a Partial Withdrawal or Complete Withdrawal from the Plan. The Withdrawal Notice shall indicate whether the withdrawal is a Partial Withdrawal or Complete Withdrawal; if a Partial withdrawal, the notice shall indicate how many shares the Participant is seeking to withdraw from its Participant account.

ARTICLE 3. PLAN ADMINISTRATION

3.1 Administration Generally. The Committee may administer the Plan or contract with a third party vendor to administer the Plan.

3.2 Committee Powers. The Committee is granted the following powers and responsibilities.

(a)	The Committee shall maintain Participant accounts, which includes, but is not limited to, allocating contributions, effecting distributions in cash or Company Stock, and issuing and accepting appropriate notices and forms. Participant accounts are described more fully in Section 5.4.

(b)	The Committee shall report directly to the Company and provide all necessary and relevant Plan information upon the Company’s request.

(c)	The Committee may not amend, suspend, or terminate the Plan, or otherwise engage in any material transaction without prior approval of the Company.

(d)	The Committee may, when in its discretion it deems it necessary, adopt rules and regulations for the administration of the Plan, subject to the limitations of Section 3.2(c).

(e)	Interpretation and construction of all provisions in this Plan are explicitly reserved powers of the Company, and the Committee shall be bound by any such interpretations or constructions. Such interpretations or constructions are conclusive and final until such time as the Company amends the Plan or indicates otherwise.

ARTICLE 4. ELIGIBILITY

4.1 Eligible Agency. An agency designated as an Eligible Agency by the Company is eligible to enroll in the Plan. An Eligible Agency shall be an agency that is under contract with any of the Company’s insurance company subsidiaries to promote and sell the Company’s or a subsidiary’s insurance products. To be an Eligible Agency, an agency must, as of June 30, 2008, be in good standing and have at least $500,000.00 of premiums, either in direct written premiums or adjusted present value of premiums. The Company may also, in its discretion, base eligibility upon any single factor, or multiple factors, which it deems to be an indication that an agency contributes value to the Company. Such factors may include, but are not limited to, written premium volume, length of a relationship with the Company, and potential growth of written premium volume.

4.2 Eligible Status. Loss or revocation of eligible status.

(a)	The Company may, in its discretion, revoke an agency’s status as an Eligible Agency. Such revocation may be based on any number of factors, including, but not limited to: (i) a decrease in written premiums procured by an Eligible Agency; (ii) an Eligible Agency’s entering into a contract to procure written premiums for a competing insurer or underwriter; or (iii) a continuous declination to purchase Company Stock.

(b)	If an Eligible Agency engages in a Complete Withdrawal from the Plan, such agency will lose eligible status. The agency may not re-enter the Plan unless the Company, in its discretion, grants eligible status to the withdrawn agency.

(c)	An Eligible Agency will lose eligible status if, at any time while eligible, such agency commits an act which is found by a court of law to constitute a felony.

(d)	If an Eligible Agency fails to enroll in the Plan within the first eight Enrollment Periods following the date such agency is granted eligible status, the agency’s eligible status will be revoked. The agency may not enter the Plan until the Company, in its discretion, grants eligible status to the agency.

4.3 Eligibility Procedures. The Company may make an eligibility determination at any time. Upon the Company’s granting eligible status to an agency, the Committee shall notify the agency of its eligible status. The notification shall include the rules and procedures, or a summary thereof, related to eligibility, enrollment, subscription, and contributions.

ARTICLE 5. METHODS OF PAYMENT AND AMOUNT OF CONTRIBUTION

5.1 Methods of Payment. There shall be one method of contribution for a Participant to purchase shares of Company Stock under this Plan. A Participant may purchase shares of Company Stock through a Lump Sum Contribution.

5.2 Limitations on Purchases. Participants are limited in the amount of Company Stock they may purchase per Calendar Quarter and Calendar Year under the Plan. The Calendar Year limit is less than the aggregated Calendar Quarter limits, which allows Participants to front-load or back-load their annual contributions to the Plan.

(a)	Limitations on Purchase of Company Stock.

(i)	Calendar Year Limitation. An Enrolled Agency may not purchase more than 1,000 shares of Company Stock in any one Calendar Year.

(ii)	Calendar Quarter Limitation. An Enrolled Agency may not purchase more than 500 shares of Company Stock in any one Calendar Quarter.

5.3 Participant Contributions. Participant contributions shall be allocated to a Participant account established by the Plan for the Participant, and such contributions shall be used to purchase only whole shares of Company Stock. At the end of each Subscription Period, Participant contributions shall be used to purchase shares of Company Stock, subject to the limits of Section 5.2.

5.4 Participant Accounts. The Committee shall establish and maintain a Participant account for each Participant. Any excess contributions which were not used to purchase shares of Company Stock during a

Subscription Period shall be allocated to and maintained in a Participant’s account until the next Subscription Period. A Participant shall elect in the subsequent Subscription Form whether any such carried forward amounts are to be used to purchase shares of Company Stock or if such amounts are to be returned to the Participant. If the Participant fails to make such an election, the carried-forward excess contributions shall be returned to the Participant as soon as is administratively feasible.

ARTICLE 6. ENROLLMENT AND SUBSCRIPTION

6.1 Enrollment Periods. There shall be four (4) Enrollment Periods per Calendar Year during which Eligible Agencies may enroll in the Plan. These Enrollment Periods extend from the 15th to the 31st day of each March and December, and the 15th to the 30th day of each June and September.

6.2 Enrollment Procedures. The Committee shall send an Enrollment Form to each Eligible Agency who is not enrolled in the Plan. An Eligible Agency may enroll in the Plan only during an Enrollment Period. An Eligible Agency who wishes to enroll must return the completed Enrollment Form to the Committee during an Enrollment Period. Once an Eligible Agency enrolls in the Plan, the Eligible Agency is a Participant.

6.3 Subscription Periods. There shall be four (4) Subscription Periods per Calendar Year. On the last day of each Subscription Period, cash balances in Participant accounts will be used to purchase shares of Company Stock subject to the limits of Section 5.2. Only whole shares are to be allocated to a Participant’s account. Any remaining cash balance will carry forward in accordance with Section 5.4. The Subscription Periods extend from the 1st to the 15th day of January, April, July, and October.

6.4 Subscription Procedures. The Committee shall send a Subscription Form to each Participant. A Participant that wishes to subscribe to the Plan must return the applicable Subscription Form no later than the first day of the Subscription Period. A Participant must elect on the Subscription Form the amount of contribution, if any, to be made to the Participant’s account for the Calendar Quarter coincident with the relevant Subscription Period. A Participant may not subscribe to the Plan other than in accordance with the subscription procedures of this Section 6.4.

6.5 Contributions. A Participant shall specify the amount of its contribution, if any, for the Calendar Quarter on the applicable Subscription Form. Contributions in the aggregate may not exceed the limits contained in Article 5 of the Plan.

6.6 Subscription Rate. All Company Stock available under this Plan will be purchased at the Plan Discount, except where Section 7.3 is applicable.

ARTICLE 7. STOCK RIGHTS

7.1 Disposition of Stock. Once Company Stock has been purchased under the Plan, a Participant is entitled to all rights afforded to holders of Common Stock, subject to the limitations of this Article 7.

7.2 Sale of Stock. A Participant may dispose of stock only in accordance with the following provisions.

(a)	Shares may be released from a Participant’s account only in accordance with Article 8.

(b)	The Company shall have a right of first refusal if a Participant desires to sell any of its shares acquired in this Plan. The Participant must notify the Committee in writing of its intent to sell the shares by submitting a Withdrawal Notice. The Committee must reply to the Participant, notifying it whether the Company will purchase the shares in question, within fourteen (14) days of receipt of the Withdrawal Notice.

(i)	If the Company desires to purchase the shares, it must offer, and the Participant must accept, an amount equal to the greater of (i) the closing price per share on the day the notice of intent to sell is postmarked, or (ii) the closing price per share on the day the Committee’s reply is postmarked.

(ii)	Shares purchased by the Company from Participants will be made available to the Plan upon purchase.

7.3 Dividends. Participants are entitled to receive dividends when paid to the same class of stock held in the Participants’ accounts. Participants may choose to have dividends reinvested in Company Stock and such reinvestment will not be counted toward the Calendar Quarter and Calendar Year limits of Section 5.2. Any Company Stock purchased with any such reinvested dividends will not be subject to the Plan Discount.

7.4 Material Transactions and Stock Adjustments. In the event that the outstanding shares of Company Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend either in shares of the same class or of another class of Company Stock, spin-off or combination of shares, appropriate adjustments shall be made by the Committee in the aggregate number and kind of shares that are reserved for sale under this Plan.

ARTICLE 8. PLAN WITHDRAWAL, TERMINATION AND AMENDMENT

8.1 Plan Withdrawal. A Participant may withdraw, in whole or in part, from the Plan at any time, subject to the provisions of this Section 8.1, by providing a Withdrawal Notice to the Committee. The Participant’s account shall be distributed in accordance with this Section 8.1.

(a)	If a Partial Withdrawal, any contributions which have not yet been used to purchase Company Stock will remain in the Plan and be allocated to the Participant’s account for future purchase of Company Stock.

(b)	If a Complete Withdrawal, any contributions which have not yet been used to purchase Company Stock will be returned without interest to the Participant within fourteen (14) days following the end of the Calendar Quarter in which the Participant withdraws.

(c)	Upon a Partial or Complete Withdrawal, any Company Stock being withdrawn from the Participant’s account shall be subject to the right of first refusal rule in Section 7.2(b), and the following provisions where they differ from those found in Section 7.2(b).

(i)	The Committee shall notify the Participant in writing whether the Company is purchasing the Company Stock being withdrawn from the Participant’s account. Such written notification must be postmarked within fourteen (14) days of receiving the Withdrawal Notice.

(ii)	If the Company purchases the Participant’s shares, it must remit a check to the withdrawing Participant within fourteen (14) days following the end of the Calendar Quarter in which the withdrawal occurs.

(iii)	If the Company elects to purchase the Participant’s shares, it shall pay the Participant the greater of an amount equal to: (i) the closing price per share of the Company Stock on the day the Withdrawal Notice is postmarked; or (ii) the closing price per share on the day the Committee’s reply is postmarked.

(iv)	In the case of a Partial Withdrawal, the shares of Company Stock which have been held the longest in the Participant’s account will be distributed first. Such distribution shall be in the form of: (i) a cash payment if the Company purchases the Participant’s shares; or (ii) a stock certificate if the Company declines to exercise its right of first refusal.

(v)	If the Company does not purchase the Participant’s shares, it shall issue a stock certificate to the withdrawing Participant for the Company Stock held in the Participant’s account within fourteen (14) days following the end of the Calendar Quarter in which the withdrawal occurs.

(d)	If the Committee, in accordance with Section 8.1(c)(i), notifies the withdrawing Participant that the Company is electing to purchase its shares of Company Stock, the Committee shall include in such notice an explanation of the withdrawal rules relating to valuation of Company Stock, timing of distributions, the Company’s right of first refusal and, in the instance of a complete withdrawal, reenrollment in the Plan.

8.2 Plan Termination. The Company may terminate the Plan at any time without advance notice, except when required by law or court order. Where notice or shareholder approval of the Plan’s termination is required, the Company shall make a recommendation of termination to shareholders. Plan termination is subject to the following provisions.

(a)	The Company, upon the Plan’s termination, shall send a Termination Notice to Plan Participants, indicating that the Company has the right of first refusal with respect to all shares of Company Stock held in Participant accounts. The Termination Notice shall also indicate whether the Company is going to purchase the Participant’s shares of Company Stock, and if so, how many shares.

(b)	In the event the Company elects to purchase some, but not all of the Company Stock held in Participant accounts under the terms of the Plan, it must purchase a pro rata portion of the Company Stock held in each Participant’s account.

(c)	Company Stock, for Plan termination purposes, is valued on a per share basis equal to the greater of (i) the Company Stock’s per share closing price on the last day of the most recently completed Calendar Quarter, or (ii) the Company Stock’s per share closing price on the date the Plan is terminated.

8.3 Plan Amendment. The Company may amend the Plan at any time and in any manner without notice unless Participants’ rights are materially adversely affected or otherwise required by law or court order. The Company may alter, modify or eliminate any and all provisions of this Plan for any reason whatsoever.

ARTICLE 9. PLAN DURATION

9.1 Plan Duration Generally. The Plan shall begin operating July 1, 2008, and continue in existence until the earliest date one (1) of the following occurs: (i) all shares of Company Stock that have been allocated to the Plan have been purchased by the Plan’s Participants; (ii) June 30, 2013; or (iii) the Plan is otherwise terminated by reason of amendment or other Company action such as a merger.

9.2 Changes to Plan Duration. The Company may amend the Plan at any time to change the duration of the Plan in any of the following manners, while retaining the right to terminate the Plan at any time without advance notice or reason.

(a)	The Company may amend the Plan to establish a different Termination Date. In no event may the Company establish a Termination Date that would occur within the first Calendar Year the Plan is in operation.

(b)	The Company may amend the Plan and issue more shares of Company Stock to the Plan to be available for purchase by Participants, subject to shareholder approval.

(c)	The Company may suspend the Plan’s operation for a period of time not to exceed twelve (12) months from the date operation is suspended. Before twelve (12) months elapse, the Company must terminate the Plan, resume operation of the Plan, or enact any amendments necessary to resume operation.

ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1 Shares Available. The aggregate number of shares of Company Stock available for purchase under the Plan shall be 125,000. In the event all such shares are subscribed to, the Company may terminate or suspend the Plan. If the Company desires to issue more shares of Company Stock to the Plan it must receive shareholder approval.

10.2 Titles. If there is any conflict between the titles and the text of the Plan, the text shall control.

10.3 Section 16 Officers and 5% Owners. An agency which would otherwise be an Eligible Agency may not participate in this Plan if the agency is subject to Section 16 of the Securities and Exchange Act of 1934 (the “Act”) in connection with the Company or is a five-percent (5%) owner of the Company as defined under Section 13 of the Act. If an agency is an Enrolled Agency or is a Participant in the Plan and becomes subject to Section 16 of the Act or a five-percent (5%) owner, then such agency will be deemed to have completely withdrawn from the Plan and the distribution rules under Section 8.1 of this Plan shall apply.

10.4 Applicable Law. This Plan shall be construed, administered and governed in all respects under the laws of the United States of America, the Commonwealth of Pennsylvania and the rules of the National Association of Securities Dealers Automated Quotations (“NASDAQ”).

10.5 Severability and Construction of the Plan.

(a)	If any provision of the Plan or the application of it to any circumstance(s) or person(s) is invalid, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

(b)	Unless the context otherwise indicates, the masculine wherever used shall include the feminine and neuter; the singular shall include the plural; and words such as “herein”, “hereof,” “hereby,” “hereunder” and words of similar import shall refer to the Plan as a whole and not any particular part of it.

10.6 Contractual Rights. Nothing contained in this Plan or any forms and notices related thereto shall: (i) be construed to confer upon an Eligible Agency or a participant any right to a continued contractual relationship with the Company or any of its subsidiaries; or (ii) limit, in any respect, the right of the Company or any of its subsidiaries to terminate an existing relationship, contractual or otherwise, with an Eligible Agency or Participant hereunder.

REVOCABLE PROXY

EASTERN INSURANCE HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder signing this proxy card hereby appoints Robert M. McAlaine and Bruce M. Eckert, or either one of them, as proxyholders with full power of substitution, and authorizes them to represent and to vote, as designated, all the shares of common stock of Eastern Insurance Holdings, Inc. that the shareholder holds of record on March 31, 2008, at the 2008 Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. to be held on May 13, 2008, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND PROPOSALS, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

(THIS PROXY CARD MUST BE VOTED, SIGNED AND DATED

ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE MATTERS BELOW.

1.	Election of Class III Directors

NOMINEES:	01- Robert M. McAlaine, 02- Scott C. Penwell, and 03- Charles H. Vetterlein, Jr.

☐	FOR all nominees listed (except as marked to the contrary below)

☐	WITHHOLD AUTHORITY to vote for all nominees listed

(INSTRUCTION: To withhold authority to vote for one, two, or three individual nominees, write the nominees’ name(s) or number(s) on the line below.)

2.	Proposal to approve the 2008 Agency Stock Purchase Plan; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to ratify the appointment of PriceWaterhouseCoopers LLP as the independent auditor of Eastern Insurance Holdings, Inc. for the fiscal year ending December 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. called for May 13, 2008 and an attached Proxy Statement for the Annual Meeting.

DATE: , 2008

Signature

Signature

Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above. If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.